AGREEMENT AND PLAN OF MERGER


                                     between



                       UNITED DOMINION REALTY TRUST, INC.

                                       and

                     AMERICAN APARTMENT COMMUNITIES II, INC.





                            Dated September 10, 1998



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

                                TABLE OF CONTENTS

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
RECITALS 1


ARTICLE I  THE MERGER.............................................................................................2

         Section 1.1. The Merger..................................................................................2
         Section 1.2. Closing.....................................................................................2
         Section 1.3. Effective Time..............................................................................2
         Section 1.4. Effects of the Merger.......................................................................2
         Section 1.5. Articles of Incorporation and Bylaws........................................................2
         Section 1.6. No Appraisal Rights.........................................................................3

ARTICLE II  MERGER CONSIDERATION; EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.......3

         Section 2.1. Effect on Capital Stock.....................................................................3
         Section 2.2. Adjustment to Merger and Exchange Consideration.............................................4
         Section 2.3. Dividend Distributions......................................................................7
         Section 2.4. Withholding Rights..........................................................................7

ARTICLE III  REPRESENTATIONS AND WARRANTIES.......................................................................7

         Section 3.1. Representations and Warranties of AAC.......................................................7
         Section 3.2. Representations and Warranties of the Company..............................................18

ARTICLE IV  COVENANTS............................................................................................24

         Section 4.1. Conduct of Business by AAC.................................................................24
         Section 4.2. Conduct of Business by the Company.........................................................27
         Section 4.3. Delivery of Reports by the Company.........................................................27
         Section 4.4. Other Actions..............................................................................27

ARTICLE V  ADDITIONAL COVENANTS..................................................................................28

         Section 5.1. Access to Information; Confidentiality.....................................................28
         Section 5.2. Best Efforts; Notification.................................................................28
         Section 5.3. Tax Treatment..............................................................................29
         Section 5.4. No Solicitation of Transactions............................................................29
         Section 5.5. Public Announcements.......................................................................30
         Section 5.6. Transfer and Gains Taxes...................................................................30
         Section 5.7. Employee Matters...........................................................................30
         Section 5.8. Disposition of Benefit Plans...............................................................31
         Section 5.9. Company Board of Directors.................................................................31
         Section 5.10. Resignations..............................................................................32
         Section 5.11. Bulk Sales Compliance.....................................................................32
         Section 5.12. Financial Statements......................................................................32
         Section 5.13. Executive Clubs...........................................................................32
         Section 5.14. AAC Office Leases.........................................................................32

                                                         (i)

ARTICLE VI  CONDITIONS PRECEDENT.................................................................................33

         Section 6.1. Conditions to Each Party's Obligation to Effect the Merger.................................33
         Section 6.2. Conditions to Obligations of the Company...................................................33
         Section 6.3. Conditions to Obligation of AAC............................................................35

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER...................................................................37

         Section 7.1. Termination................................................................................37
         Section 7.2. [LEFT BLANK INTENTIONALLY].................................................................38
         Section 7.3. Effect of Termination......................................................................38
         Section 7.4. Amendment..................................................................................38
         Section 7.5. Extension; Waiver..........................................................................38

ARTICLE VIII  GENERAL PROVISIONS.................................................................................38

         Section 8.1. Nonsurvival of Representations and Warranties..............................................38
         Section 8.2. Notices....................................................................................39
         Section 8.3. Interpretation.............................................................................40
         Section 8.4. Counterparts...............................................................................40
         Section 8.5. Entire Agreement; Third Party Beneficiaries................................................40
         Section 8.6. Governing Law..............................................................................40
         Section 8.7. Assignment.................................................................................41
         Section 8.8. Enforcement................................................................................41
         Section 8.9. Severability...............................................................................41
         Section 8.10. Non-Recourse..............................................................................41

ARTICLE IX  CERTAIN DEFINITIONS..................................................................................41

         Section 9.1. Certain Definitions........................................................................41

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Exhibit A         -      Amendment  of the  Articles of  Incorporation  of the
                         Company designating the Series D Cumulative Convertible Preferred Stock

Exhibit B         -      Form of Partnership Interest Exchange Agreement

Exhibit C         -      Form of Investment Agreement

Schedule A        -      Assigned Values of AAC Real Estate Assets

Schedule A-1      -      Illustrative Balance Sheet

Schedule B        -      AAC Partnerships Subject to Rights of First Refusal

                                                        (ii)

         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of September 10, 1998, between UNITED DOMINION REALTY TRUST, INC., a Virginia corporation (the "Company"), and AMERICAN APARTMENT COMMUNITIES II, INC., a Maryland corporation ("AAC").

                                    RECITALS


         WHEREAS, certain terms used herein shall have the meanings assigned to them in Article IX;

         WHEREAS, the Boards of Directors of the Company and AAC have determined that it is advisable and in the best interest of their respective companies and their stockholders to consummate the strategic business combination involving AAC and the Company described herein, pursuant to which AAC will merge with the Company and the Company will be the surviving corporation in such merger (the "Merger");

         WHEREAS, for U. S. Federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Merger and the transactions contemplated by the Partnership Interest Purchase and Exchange Agreement of even date (the "Exchange Agreement") among American Apartment Communities Operating Partnership, L.P., a Delaware limited partnership ("AAC OP"), Schnitzer Investment Corp., an Oregon corporation ("Schnitzer"), Fox Point Ltd., an Ohio limited liability company ("Fox Point") (successor to Klingbeil II Limited Partnership, an Ohio limited partnership), James D. Klingbeil ("Klingbeil"), AAC Management L.L.C., a Delaware limited liability company ("AAC Management"), United Dominion Realty, L.P., a Virginia limited partnership (the "Company Operating Partnership"), and the Company, pursuant to which all of the partnership interests in American Apartment Communities II, L.P., a Delaware limited partnership ("AACLP"), will be acquired by the Company and the Company Operating Partnership (the "Exchange"), are together intended to constitute the acquisition by the Company of substantially all of the assets and business of AAC and its subsidiaries and the assumption by the Company of substantially all of their liabilities.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1.      The Merger.

         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Maryland General Corporation Law (the "MGCL") and the Virginia Stock Corporation Act (the "VSCA"), AAC shall be merged with the Company at the Effective Time (as defined herein). Following the Merger, the separate corporate existence of AAC shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of AAC in accordance with the MGCL and the VSCA.

         Section 1.2.      Closing.

         The closing of the Merger will take place at a mutually agreeable time and place and on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 6.2 and 6.3) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date").

         Section 1.3.      Effective Time.

         As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file the articles of merger or other appropriate documents for the Merger (the "Articles of Merger") and shall make all other filings or recordings required under the MGCL and the VSCA to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the Department of Assessments and Taxation of the State of Maryland (the "SDAT") and the Virginia State Corporation Commission (the "VSCC") and the VSCC has issued a certificate of merger, or at such other time as the Company and AAC shall specify in the Articles of Merger (the time and the day the Merger becomes effective being, respectively, the "Effective Time" and the "Effective Day"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

         Section 1.4.      Effects of the Merger.

         The Merger shall have the effects set forth in the VSCA.

         Section 1.5.      Articles of Incorporation and Bylaws.

         The Articles of Incorporation and Bylaws of the Company as in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation upon consummation of the Merger, except that the Articles of Incorporation of the Surviving Corporation shall be amended as set forth in Exhibit A.



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         Section 1.6.      No Appraisal Rights.

         The holders of AAC Common Stock and AAC Preferred Stock (as defined below) shall not be entitled to appraisal rights as a result of the Merger.


                                   ARTICLE II

                  MERGER CONSIDERATION; EFFECT OF THE MERGER ON
                THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

         Section 2.1.      Effect on Capital Stock.

         By virtue of the Merger and without any action on the part of the holders of any shares of AAC Common Stock or AAC Preferred Stock (as defined below):

           (a)     Conversion of AAC Common Stock

                   (i) At the Effective Time, each issued and outstanding share of Common Stock, $.01 par value, of AAC (the "AAC Common Stock") shall be converted into $46.1824 in cash (the "Common Cash Consideration") and 7.812742 shares of Company Series D Preferred Stock, with the amount of Common Cash Consideration and such number of shares of Company Series D Preferred Stock to be adjusted appropriately to reflect the effect of any reverse stock split or combination permitted pursuant to Section 4.1(a).

                   (ii) At the Effective Time, all such shares of AAC Common Stock shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such shares of AAC Common Stock shall cease to have any rights with respect thereto, except the right to receive cash and shares of Company Series D Preferred Stock in accordance with this Section 2.1(a) and Section 2.1(c) (the "Common Merger Consideration"), without interest.

                   (iii) Notwithstanding the foregoing, the parties understand that the rights of each stockholder of AAC under this Section 2.1(a) will be subject to the stop transfer and redemption provisions contained in Article 4 of the Articles of Incorporation of the Company (the "Company Charter").

                   (iv) The Common Cash Consideration shall be subject to adjustment as provided in Section 2.2.

         (b)      Conversion of AAC Preferred Stock.

                   (i) At the Effective Time, each issued and outstanding share of Class A Cumulative Redeemable Preferred Stock, $.01 par value, of AAC (the "AAC Preferred Stock") shall be converted into $46.1824 in cash (the "Preferred Cash Consideration" and, together with the Common Cash Consideration, the "Merger Cash Consideration") and 7.812742


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

         shares of Company Series D Preferred Stock, with the amount of Preferred Cash Consideration and such number of shares of Company Series D Preferred Stock to be adjusted appropriately to reflect the effect of any reverse stock split or combination permitted pursuant to
         Section 4.1(a).

                   (ii) At the Effective Time, all such shares of AAC Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such shares of AAC Preferred Stock shall cease to have any rights with respect thereto, except the right to receive cash and certificates representing the shares of Company Series D Preferred Stock in accordance with this
         Section 2.1(b) and Section 2.1(c) upon surrender of such certificate (the "Preferred Merger Consideration" and, together with the Common Merger Consideration, the "Merger Consideration"), without interest.

                   (iii) Notwithstanding the foregoing, the parties understand that the rights of each stockholder of AAC under this Section 2.1(b) will be subject to the stop transfer and redemption provisions contained in Article 4 of the Company Charter.

                   (iv) The Preferred Cash Consideration shall be subject to adjustment as provided in Section 2.2.

           (c) Cash in Lieu of Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Company Series D Preferred Stock shall be issued in connection with the Merger. Instead, each shareholder of AAC having a fractional interest arising upon the conversion or exchange of such shares in connection with the Merger shall be paid an amount in cash equal to $25 multiplied by the fraction of a share of Company Series D Preferred Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other distributions, voting rights or any other shareholder rights in respect of any fractional share.

           (d) No Effect on Outstanding Shares of the Company. Each shareholder of the Company whose shares were outstanding immediately before the Effective Date will hold the same number of shares of the Surviving Corporation, with identical designations, preferences, limitations and relative rights, immediately thereafter.

           (e) No Further Transfer of AAC Stock. At and after the Effective Time, no transfer of any shares of AAC Common Stock and/or AAC Preferred Stock shall be recorded on the books of AAC. The Company shall not be bound to recognize for any purpose any transfer or purported transfer of AAC Common Stock and/or AAC Preferred Stock occurring after the Effective Time.

         Section 2.2.      Adjustment to Merger and Exchange Consideration.

           (a) Closing Balance Sheet. As of the Closing Date, AAC will prepare and deliver to the Company a closing consolidated balance sheet of AAC and the AAC Subsidiaries (as defined herein) that will reflect, as of the Closing Date, appropriate closing adjustments and accruals made in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as provided below (the "Closing Balance Sheet"). The Closing Balance Sheet will eliminate
(i) the historical cost of AAC's real estate assets net of accumulated depreciation, which amount will be replaced by the values assigned to such real estate assets on Schedule A hereto and (ii) the historical cost of AAC's minority interest in University Village, which interest will be reflected on the

Closing Balance Sheet at a value of $2.9 million. Giving effect to such adjustments, AAC's assets net of its liabilities as reflected on the Closing Balance Sheet will be referred to as the "Net Asset Value." The Closing Balance Sheet will (w) exclude deferred financing costs, (x) exclude any intangible assets which do not have continuing economic value and (y) not reflect any liability associated with any promotional interests held by third parties with respect to the AAC Properties listed under Entity Level Properties on Schedule 3.1(p) to the AAC Disclosure Letter and (z) include expenses of AAC in connection with the Merger and the Exchange (including the fees and expenses of counsel to AAC and AACLP, any fees and expenses of Lazard Freres & Co. LLC ("Lazard") and the fees and expenses of counsel to Lazard) accrued to the Closing Date as a liability without recording any corresponding asset. The Closing Balance Sheet will include the aggregate amount of AAC's indebtedness as of the Closing Date, but will not be adjusted to reflect any changes to the valuation of the real estate assets, leasehold interests or minority interests referred to on Schedule A hereto. Attached hereto as Schedule A-1, by way of illustration, is the June 30, 1998, consolidated balance sheet of AAC, indicating in notes thereto the kinds of adjustments to be made pursuant to this
Section 2.2 to create the Closing Balance Sheet. AAC will identify to the Company the personnel having responsibility for the accounting records utilized in preparation of the Closing Balance Sheet and will use its best efforts to make them available to the Company and its representatives in connection with any review of this process the Company may undertake, for purposes of resolution of any dispute pursuant to Section 2.2(b) or otherwise.

           (b) Disputes. In the event that the Company disputes any item(s) on the Closing Balance Sheet, the Company shall deliver a detailed statement describing such objections to AAC within 60 days after receiving the Closing Balance Sheet. AAC and the Company will use reasonable efforts to resolve any such objections themselves. If the parties are unable to obtain a final resolution within 30 days, AAC and the Company will submit any unresolved objections to Ernst & Young LLP for resolution. The determination of Ernst & Young LLP shall be conclusive, final and binding on the parties.

           (c) Adjustments to Transaction Consideration. The aggregate Merger Consideration and the aggregate consideration provided for in Section 1 of the Exchange Agreement (together, the "Aggregate Consideration") will be adjusted as follows:

                   (i) If the Net Asset Value, as reflected on the Closing Balance Sheet as finally determined, is less than $336.5 million, then the Aggregate Consideration will be decreased in an amount equal to the excess of $336.5 million over the Net Asset Value as reflected on the Closing Balance Sheet as finally determined;

                   (ii) If the Net Asset Value, as reflected on the Closing Balance Sheet as finally determined, is greater than $336.5 million, then the Aggregate Consideration will be increased in an amount equal to the excess of the Net Asset Value as reflected on the Closing Balance Sheet as finally determined over $336.5 million;

                   (iii) If the Net Asset Value, as reflected on the Closing Balance Sheet as finally determined, is equal to $336.5 million, then there will be no adjustment to the Aggregate Consideration pursuant to this paragraph (c); and

                   (iv) The amount of any increase or decrease in the Aggregate Consideration shall be allocated among the holders of partnership interests in AACLP (the "AACLP Interest Holders") based on Section 5.2 of the Second Amended and Restated Agreement of Limited Partnership of AACLP, as amended and supplemented (the "AACLP Partnership Agreement"). (No portion of any increase or decrease shall be allocated to the Redeemable Preferred Capital of AACLP.) The portion of such increase or decrease allocated to AAC shall increase or decrease, as the case may be, dollar for dollar the aggregate Merger Cash Consideration and shall increase or decrease the aggregate Common Cash Consideration and aggregate Preferred Cash Consideration pro rata, and the increases or decreases in the aggregate Common Cash Consideration and aggregate Preferred Cash Consideration shall increase or decrease the per share Common Cash Consideration and per share Preferred Cash Consideration, respectively, on the basis of the number of shares of AAC Common Stock and AAC Preferred Stock, respectively, issued and outstanding on the Closing Date. The portion of such increase or decrease allocated to the AACLP Interest Holders other than AAC shall increase or decrease, as the case may be, the consideration provided for in Section 1 of the Exchange Agreement as follows. Any increase or decrease allocated to each such holder shall be applied dollar for dollar to the cash portion of such consideration with respect to each such AACLP Interest Holder other than AAC OP. Any increase or decrease allocated to AAC OP shall increase or decrease the number of UDR Units issuable to AAC OP on the basis of a UDR Unit value of $14.25.

           (d) Adjustments for Rights of First Refusal. In the event that any third party exercises its right of first refusal in respect of AAC's interests in any of the AAC Partnerships listed on Schedule B hereto (the "Rights of First Refusal") and such interests are purchased before the Closing Date for an amount which exceeds the amount allocated to such AAC Partnership set forth on Schedule B, then the Aggregate Consideration shall be increased by such excess. Any such increase shall be allocated in accordance with Section 2.2(c).

           (e) Holdback. An aggregate of $3,000,000 of cash shall be withheld by the Company from the Aggregate Consideration (the "Holdback Amount"). The Holdback Amount will be used to pay liabilities not disclosed in the Closing Balance Sheet and the schedules to the AAC Disclosure Letter that are required to be so disclosed under GAAP. On the 60th day following the Closing Date, the balance of the Holdback Amount, including any interest which has accrued thereon, will be distributed to the former shareholders of AAC and the limited partners of AACLP as directed by a former executive officer of AAC to be designated by AAC at or before the Closing. Any dispute regarding the propriety of any deductions to the Holdback Amount will be resolved by the parties themselves or, if the parties are unable to so agree, by Ernst & Young LLP in the manner described in Section 2.2(b).

         Section 2.3.      Dividend Distributions.

         In order to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of AAC ending at the Closing Date (and to avoid the payment of tax with respect to undistributed income), AAC shall declare a dividend on one or more classes of its outstanding capital stock (the "Final AAC REIT Dividend"), the record date for which shall be approximately five business days prior to the Closing Date, in an amount that the Company and AAC shall agree is equal to the minimum dividend sufficient (taking into account expected revenue and expenses through the day prior to the Closing Date) to permit AAC to satisfy such requirements. If AAC determines it necessary to declare the Final AAC REIT Dividend, it shall notify the Company prior to the Closing Date. The Final AAC REIT Dividend shall be paid on the close of business on the last business day prior to the Closing Date.

         Section 2.4.      Withholding Rights.

         The Company shall be entitled to deduct and withhold from any Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of AAC Common Stock or AAC Preferred Stock such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of AAC Common Stock or AAC Preferred Stock, in respect of which such deduction and withholding was made by the Company.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1.      Representations and Warranties of AAC.

         AAC represents and warrants to the Company as follows:

           (a) Organization, Standing and Corporate Power of AAC. AAC is a corporation duly organized and validly existing under the laws of Maryland and has the requisite corporate power and authority to carry on its business as now being conducted. AAC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing of its properties or management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of AAC and the AAC Entities (as defined herein), taken as a whole (an "AAC Material Adverse Effect").

           (b)     (AAC Subsidiaries and Investees.

                   (i) Schedule 3.1(b)(i)(1) to the AAC Disclosure Letter is a true and complete list of all corporations with respect to which AAC operates, owns or otherwise controls, directly or indirectly through one or more subsidiaries, partnerships, joint ventures or other business associations, a majority of the outstanding voting securities (the "AAC Subsidiaries"). Schedule 3.1(b)(i)(1) to the AAC Disclosure Letter accurately sets forth for each AAC Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder and (d) the number of shares of its capital stock held in treasury (if any). Except as set forth on Schedule 3.1(b)(i)(1) to the AAC Disclosure Letter, all of the issued and outstanding shares of capital stock of each AAC Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each AAC Subsidiary are owned of record and beneficially by AAC and/or by another AAC Subsidiary free and clear of any and all restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, mortgages, liens, encumbrances, charges, pledges, impositions, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands ("Liens"). There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights or other contracts or commitments that could require AAC to sell, transfer or otherwise dispose of any capital stock of any of the AAC Subsidiaries or that could require any AAC Subsidiary to issue, sell or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any AAC Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any AAC Subsidiary. Each AAC Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Except for the AAC Subsidiaries set forth on Schedule 3.1(b)(i)(1) to the AAC Disclosure Letter, which in the aggregate do not represent a material percentage of the total value of the AAC Subsidiaries taken as a whole, each AAC Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing of its properties or management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have an AAC Material Adverse Effect. Schedule 3.1(b)(i)(2) to the AAC Disclosure Letter is a true and complete list of all corporations, other than the Subsidiaries, with respect to which AAC has owned or otherwise controlled, within the last five years, a majority of the outstanding voting securities (the "Former AAC Subsidiaries") and accurately sets forth for each Former AAC Subsidiary (a) its name and jurisdiction of incorporation, (b) the nature and extent of AAC's interest in such Former AAC Subsidiary, (c) the date such interest was disposed of and
         (d) the manner of such disposition.

                   (ii) Schedule 3.1(b)(ii)(3) to the AAC Disclosure Letter is a true and complete list of all corporations with respect to which AAC owns or otherwise controls, directly or indirectly through one or more subsidiaries, partnerships, joint ventures or other business associations, less than a majority of the outstanding voting securities (the "AAC Investees"). Schedule 3.1(b)(ii)(3) to the AAC Disclosure

         Letter accurately sets forth for each AAC Investee (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock and (c) the number of issued and outstanding shares of each class of its capital stock held by AAC. All of the issued and outstanding shares of capital stock of each AAC Investee owned by AAC have been duly authorized and are validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each AAC Investee are owned of record and beneficially by AAC and/or by another AAC Subsidiary free and clear of any and all Liens. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights or other contracts or commitments that could require AAC to sell, transfer or otherwise dispose of any capital stock of any of the AAC Investees. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any AAC Investee owned by AAC. Schedule 3.1(b)(ii)(4) to the AAC Disclosure Letter is a true and complete list of all corporations, other than the AAC Investees, with respect to which AAC has owned or otherwise controlled, within the last five years, less than a majority of the outstanding voting securities (the "Former AAC Investees") and accurately sets forth for each Former AAC Investee (a) its name and jurisdiction of incorporation, (b) the nature and extent of AAC's interest in such Former AAC Investee, (c) the date such interest was disposed of and (d) the manner of such disposition.

           (c) AAC Partnerships. Schedule 3.1(c)(1) to the AAC Disclosure
Letter is a true and complete list of all of the partnerships, joint ventures, limited liability entities, trusts and other business associations (the "AAC Partnerships" and together with AAC and the AAC Subsidiaries, "AAC Entities") in which AAC and/or any AAC Subsidiary or AAC Partnership is a participant and accurately sets forth (a) the name and jurisdiction of organization of each AAC Partnership and (b) the nature and extent of AAC's or any other owner's interest in each AAC Partnership. Such interests in the AAC Partnerships are owned free and clear of any Liens. Except for the AAC Partnerships set forth on Schedule 3.1(c)(1) to the AAC Disclosure Letter, which in the aggregate do not represent a material percentage of the total value of the AAC Partnerships taken as a whole, each AAC Partnership is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Except for the Entity Level Investments set forth on Schedule 3.1(c)(2) to the AAC Disclosure Letter, there are no outstanding contracts or commitments that could require any of the AAC Partnerships to admit additional participants or require any AAC Entity to sell, transfer or otherwise dispose of its interest in any AAC Partnership.
Schedule 3.1(c)(3) to the AAC Disclosure Letter is a true and complete list of all of the partnerships, joint ventures and other business associations, other than the AAC Partnerships, in which any AAC Entity has been a participant in the last five years (the "Former AAC Partnerships") and accurately sets forth for each Former AAC Partnership (a) the type of entity, (b) its name and jurisdiction of organization, (c) the nature and extent of any AAC Entity's interest in such Former AAC Partnership, (d) the date such interest was disposed of and (e) the manner of such disposition. AAC does not own, and has not within the last five years owned, any equity interest in any entity except the AAC Subsidiaries, the Former AAC Subsidiaries, the AAC Investees, the Former AAC Investees, the AAC Partnerships and the Former AAC Partnerships.

           (d) Capital Structure. AAC has authority to issue 10,400,100 shares of capital stock, par value $.01 per share, consisting of 100 shares of Class A Nonvoting Common Stock, $.01 par value (the "AAC Nonvoting Common Stock"), 10,000,000 shares of AAC Common Stock and 400,000 shares of preferred stock, of which 300,000 are classified as AAC Preferred Stock and 100,000 are without class designation. On the date hereof, no shares of Nonvoting AAC Common Stock, 853,968.26 shares of AAC Common Stock and 170,000 shares of AAC Preferred Stock were issued and outstanding. On the date of this Agreement, except as set forth above in this Section 3.1 or in a Schedule to the AAC Disclosure Letter referred to above in this Section 3.1, no shares of capital stock or other voting securities of AAC or any AAC Subsidiary were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of AAC are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (A) for the AAC OP Units, (B) as set forth in Schedule 3.1(d) to the AAC Disclosure Letter, and (C) as otherwise permitted under Section 4.1, there are no outstanding securities, options, stock appreciation rights, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which AAC or any AAC Subsidiary is a party or by which such entity is bound, obligating AAC or any AAC Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of AAC or any AAC Subsidiary or obligating AAC or any AAC Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

           (e) Authority; Noncontravention; Consents. AAC has the requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by AAC and the consummation by AAC of the transactions contemplated hereby to which AAC is a party have been duly authorized and approved by the Board of Directors of AAC in the manner required by AAC's Articles of Incorporation and Bylaws and by applicable law. This Agreement has been duly executed and delivered by AAC and constitutes a valid and binding obligation of AAC, enforceable against AAC in accordance with its terms. Except as set forth in Schedule 3.1(e) to the AAC Disclosure Letter, the execution and delivery of this Agreement by AAC does not, and the consummation of the transactions contemplated hereby to which AAC is a party and compliance by AAC with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of AAC or any AAC Subsidiary under, (i) the charter or bylaws or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any AAC Entity, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or agreement to acquire real property, or any other material contract, agreement, arrangement or understanding to which any AAC Entity is a party or by which it or any of its properties is bound, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, decree, statute, law, ordinance, rule, regulation or order of any Governmental Entity (as defined herein) (collectively, "Laws") applicable to any AAC Entity, or its respective business, properties, operations or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have an AAC Material Adverse Effect or (y) prevent the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity") is required by or with respect to any AAC Entity in connection with the execution and delivery of this Agreement by AAC or the consummation by AAC of any of the transactions contemplated hereby and thereby, except for (i) the filing of the Articles of Merger with the SDAT and the VSCC, the acceptance for record of the Articles of Merger by the SDAT and the issuance of a certificate of merger by the VSCC, (ii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined herein) and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.1(e) to the AAC Disclosure Letter, (B) as may be required under federal, state, local or foreign Environmental Laws (as defined herein), (C) as may be required under the "blue sky" laws of various states or (D) which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or the other transactions contemplated hereby or otherwise prevent AAC from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an AAC Material Adverse Effect. For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), AAC confirms that the conduct of its business consists solely of investing in, owning, developing and operating real estate for the benefit of its shareholders.

           (f) Financial Statements; Undisclosed Liabilities. The audited consolidated financial statements and the notes thereto of AAC and of AACLP for the years ended December 31, 1997 and 1996, the unaudited consolidated financial statements and the notes thereto for the six months ended June 30, 1998 and the nine months ended September 30, 1998 if the Closing Date occurs after September 30, 1998, copies of which have been heretofore delivered by AAC and AACLP to the Company, except as noted therein, have been prepared in accordance with GAAP and fairly present, in accordance with the applicable requirements of GAAP, the consolidated financial position of AAC and AACLP, each taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). The Closing Balance Sheet, except as provided in
Section 2.2(a), will be prepared in accordance with GAAP. Except for liabilities and obligations set forth in Schedule 3.1(f) to the AAC Disclosure Letter, no AAC Entity has any liabilities or obligations not reflected in the financial statements of any nature (whether accrued, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of AAC or in the notes thereto and that, individually or in the aggregate, would have an AAC Material Adverse Effect.

           (g) Absence of Certain Changes or Events. Except as disclosed in
Schedule 3.1(g) to the AAC Disclosure Letter, since the date of the most recent audited financial statements of AAC (the "AAC Financial Statement Date") and to the date of this Agreement, but not thereafter with respect to clause (a) of this Section 3.1(g), the AAC Entities have conducted their business only in the ordinary course and there has not been (a) any material adverse change in the business, financial condition or results of operations of the AAC Entities taken as a whole, that has resulted or would result, individually or in the aggregate, in AAC Economic Losses (as defined in Section 6.2(a) below) of $8,000,000 or more (an "AAC Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an AAC Material Adverse Change, (b) except for regular quarterly distributions of the AAC Common Stock and the AAC Preferred Stock covering the period through the Closing Date at a rate not to exceed in the aggregate on an annual basis 9% of the value of the capital accounts of the AACLP partners, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the AAC Common Stock and AAC Preferred Stock, (c) any split, combination or reclassification of any AAC Common Stock and AAC Preferred Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any AAC Entity except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an AAC Material Adverse Effect, (e) any change in accounting methods, principles or practices by any AAC Entity materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Schedule 3.1(g) to the AAC Disclosure Letter or required by a change in GAAP, or (f) any amendment of any employment, consulting, severance, retention or any other agreement between any AAC Entity and any officer or director of any AAC Entity, other than as provided in Section 4.1(k) of this Agreement.

           (h) Litigation. Except as disclosed in Schedule 3.1(h) to the AAC Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the AAC Entities that is covered by adequate insurance, there is no suit, action, claim, proceeding or governmental investigation pending or threatened against or affecting any AAC Entity that, individually or in the aggregate, could reasonably be expected to (i) have an AAC Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the other transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any AAC Entity having, or that, insofar as reasonably can be foreseen, in the future would have, any such effect.

           (i)     (Absence of Changes in Benefit Plans; ERISA Compliance.

                   (i) Except as disclosed in Schedule 3.1(i)(i) to the AAC Disclosure Letter, since the date of the most recent audited financial statements of AAC, there has not been any adoption or amendment in any material respect by any AAC Entity of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of AAC or any AAC Subsidiary or any person affiliated with AAC under Section 414(b), (c), (m) or (o) of the Code (collectively, "AAC Benefit Plans").

                   (ii) Except as described in Schedule 3.1(i)(ii) to the AAC Disclosure Letter or as would not have an AAC Material Adverse Change,
         (A) all AAC Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code and (B) no AAC Entity has any liabilities or obligations with respect to any such AAC Benefit Plan, whether accrued, contingent or otherwise (other than obligations to make contributions and pay benefits and administrative costs incurred in the ordinary course), nor are any such liabilities or obligations expected to be incurred. Except as set forth in Schedule 3.1(i)(ii) to the AAC Disclosure Letter, the execution of, and performance of the Transactions contemplated in, this Agreement will not (either alone or together with the occurrence of any additional or subsequent events) constitute an event under any AAC Benefit Plan, policy, arrangement or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to the AAC Entities are the agreement and policies specifically referred to in Schedule 3.1(i)(ii) to the AAC Disclosure Letter.

           (j)     (Taxes.

                   (i) Each AAC Entity has timely filed all Tax Returns (as defined herein) required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. Each AAC Entity has paid (or AAC has paid on its behalf), within the time and manner prescribed by law, all Taxes (as defined herein) that are due and payable. The most recent financial statements described in Section 3.1(f) reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such Financial Statements. As of the date hereof, no AAC Entity has received notice that any federal, state and local income or franchise tax return of such AAC Entity has been or will be examined by any taxing authority. No AAC Entity has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes. Except as disclosed on Schedule 3.1(j)(i) to the AAC Disclosure Letter, no AAC Entity is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by each AAC Entity and all communications relating thereto have been delivered to the Company or made available to representatives of the Company. As used in this Agreement, "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment withholding, property, sales, excise or other tax or governmental charges of any nature whatsoever, together with any penalties, interest or additions thereto and "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                   (ii) AAC (A) for all of its taxable years commencing with the year ended December 31, 1996 through December 31, 1997, has been subject to taxation as a real estate investment trust ("REIT") within the meaning of Section 856 of the Code and has satisfied the requirements to qualify as a REIT for such years, except with respect to the filing of AAC's 1997 Federal income tax return and the making of the applicable elections thereon (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for its tax year ending on the Effective Day and (C) has not taken or omitted to take any action that could reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or threatened. AAC has no undistributed earnings and profits allocable to any taxable period during which it or any predecessor in interest was subject to taxation as a corporation. AACLP has at all times, and each other AAC Entity that is a partnership or files Tax Returns as a partnership for federal income tax purposes has since its acquisition by AAC, been classified for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation. Each of the AAC Subsidiaries that is a corporation for federal income tax purposes is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. No AAC Entity holds any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder.

                   (iii) AAC has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (k) No Loans or Payments to Employees, Officers or Directors. Except as set forth in Schedule 3.1(k) to the AAC Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no (i) loan outstanding from or to any employee or director, (ii) employment or severance contract or other arrangement with respect to severance, (iii) other agreement requiring payments to be made on a change of control or otherwise as a result of the consummation of the merger or any of the other transactions contemplated hereby with respect to any employee, officer or director of any AAC Entity or (iv) any agreement to appoint or nominate any person as a director of any AAC Entity.

           (l) Brokers. Other than Lazard, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of AAC or any AAC Subsidiary.

           (m) Compliance with Laws. Except as set forth in Schedule 3.1(m) to the AAC Disclosure Letter, no AAC Entity has violated or failed to comply in any material respect with any Law applicable to its business, properties, operations or assets, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in an AAC Material Adverse Effect.

           (n) Contracts; Debt Instruments. No AAC Entity is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound ("Material Contracts"), except as set forth in Schedule 3.1(n) to the AAC Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in an AAC Material Adverse Effect.
Schedule 3.1(n) is a true and complete list of all Material Contracts.

           (o) Environmental Matters. Except as disclosed in Schedule 3.1(o) to the AAC Disclosure Letter or in the environmental audits/reports listed thereon, each AAC Entity has obtained all material licenses, permits, authorizations, approvals and consents from Governmental Entities that are required in respect of its business, operations, assets or properties under any applicable Environmental Law (as defined below) and each AAC Entity is in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any applicable Law of any Governmental Entity relating to human health, safety or protection of the environment ("Environmental Laws"), except for violations and failures to comply, individually or in the aggregate, that would not have an AAC Material Adverse Effect.

           (p) AAC Properties. Except as listed in Schedule 3.1(p) to the AAC Disclosure Letter, (i) an AAC Entity owns fee simple title to or has a valid leasehold interest in each of the real properties identified in Schedule 3.1(p) to the AAC Disclosure Letter (the "AAC Properties"), which are all of the real estate properties owned or leased by them; (ii) the AAC Properties are not subject to any liens, mortgages, deeds of trust, claims against title, security interests, rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, reservations of an interest in title or other encumbrances on title (collectively, "Encumbrances"), except for (a) Encumbrances imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the AAC Properties, (b) liens for real estate taxes that are not yet due and payable, (c) mechanics', carriers', workmen's, repairmen's liens and similar Encumbrances that have heretofore been bonded or which individually or in the aggregate do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the AAC Properties subject thereto or affected thereby and do not otherwise materially impair business operations conducted by the AAC Entities and which have arisen or been incurred only in its construction activities or in the ordinary course of business, (d) rights of parties in possession, (e) matters that would be disclosed by an accurate survey, (f) existing mortgages or deeds of trust and (g) exceptions to title disclosed in the title policies covering the AAC Properties and any other, easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title, license or lease agreements for laundry, cable television, telephone and other similar liens which, in the aggregate, do not materially reduce the value of the AAC Properties or materially interfere with the operation and use of, or the ordinary conduct of the business on, the AAC Properties; (iii) valid policies of title insurance have been issued insuring the applicable AAC Entity's fee simple title or leasehold estates to the AAC Properties except as noted therein, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy;
(iv) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the AAC Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the AAC Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the AAC Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same, nor any proposed material change in the route, grade or width of, or otherwise affecting, any street, road or other means of egress and ingress to or serving any of the AAC Properties that would not individually or in the aggregate be expected to result in an AAC Material Adverse Effect; and (v) except as disclosed on Schedule 3.1(p) to the AAC Disclosure Letter, no AAC Entity has received notice to the effect that (a) condemnation or rezoning or proceedings are pending or threatened with respect to any of the AAC Properties or (b) zoning, building or similar laws, codes, ordinances, orders or regulations are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the AAC Properties or by the continued maintenance, operation or use of the parking areas.

           (q) Warranties and Guaranties. Except as listed in Schedule 3.1(q) to the AAC Disclosure Letter, no AAC Entity has taken any affirmative action to release or modify any warranties or guarantees, if any, of contractors, builders, architects, manufacturers, suppliers and installers relating to (i) the AAC Properties, including all other buildings, improvements, furniture, fixtures, equipment, machinery and other items of real estate located on the AAC Properties, (ii) all licenses, permits and approvals required by any Governmental Entity for the ownership, operation and use of the AAC Properties or any part thereof as presently being conducted by the AAC Entities, except where failure to obtain any such license, permit or approval would not have an AAC Material Adverse Effect, and (iii) all intangible personal property ("Intangible Personal Property") owned by the AAC Entities and used in connection with the ownership of the AAC Properties, including, without limitation, general intangibles, business records relating to the AAC Properties, plans and specifications, surveys and title insurance policies pertaining to the AAC Properties, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the AAC Properties, any unpaid award for taking by condemnation or any damage to the AAC Properties by reason of a change of grade or location of or access to any street or highway.

           (r) Insurance. All of the AAC Entities' insurance policies are valid and in full force and effect, all premiums for such policies were paid when due. None of the AAC Entities has canceled or voluntarily allowed to expire, any of its respective insurance policies unless such policy was replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

           (s) Employee Matters. Except as disclosed in Schedule 3.1(s) to the AAC Disclosure Letter, there are no labor disputes pending or threatened as to the operation or maintenance of the AAC Properties or any part thereof.

           (t) Labor Matters. No AAC Entity is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. No unfair labor practice or labor arbitration proceeding is pending or threatened against any AAC Entity relating to their business, except for any such proceedings the aggregate effect of which would not have an AAC Material Adverse Effect. No organizational efforts presently exist or are threatened with respect to the formation of a collective bargaining unit involving employees of any AAC Entity.

           (u) Assets. Except as set forth in Schedule 3.1(p) to the AAC Disclosure Letter, as of the Closing Date, the AAC Entities have good and marketable title to, a valid leasehold interest in or license for, the equipment, personal property and assets used by them, including Inventory and Intangible Personal Property, located on the premises, or shown on the most recent balance sheet of the financial statements referred to in Section 3.1(f) or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of such the most recent balance sheet.

           (v) Tax Advice. The AAC Entities have obtained and have advised their partners and/or members to obtain, from their own advisors advice regarding the tax consequences of becoming a partner in the Company Operating Partnership.

           (w)     (AACLP.

                   (i) AAC has delivered to the Company complete and correct copies of the Agreement of Limited Partnership of AACLP, as amended or supplemented to the date of this Agreement; and

                   (ii) AAC, Schnitzer, AAC OP, Fox Point, Klingbeil and AAC Management constitute all of the Persons having any and all partnership interest in AACLP.

           (x)     (Books and Records.

                   (i) The books of account and other financial records of each AAC Entity are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in AAC's financial statements for AAC and each AAC Subsidiary and in AACLP's financial statements.

                   (ii) AAC has previously delivered or made available to the Company true and correct copies of the charter, bylaws, organizational documents and partnership agreements of the AAC Entities, and all amendments thereto. Schedule 3.1(x)(ii) to the AAC Disclosure Letter contains a true and complete summary of each agreement between an AAC Partnership and any of its partners that varies in any material manner the rights and obligations of such AAC Partnership and its partners provided in such AAC Partnership's partnership agreement.

                   (iii) The minute books and other records of corporate or partnership proceedings of each AAC Entity that had previously been made available to the Company, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of each AAC Entity that is a corporation.

           (y) State Takeover Statutes. The AAC Entities have taken all action necessary to exempt transactions between the Company and the AAC Entities from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation.

           (z) Investment Company Act of 1940. None of the AAC Entities is, or at the Effective Time, will be, required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

           (aa) Leases. The leases with all tenants of the AAC Properties are, and will be as of the Closing Date, in full force and effect, and no AAC Entity is, nor will be as of the Closing Date, in default, except for such failures to be in effect or defaults, individually or in the aggregate, that would not have an AAC Material Adverse Effect. Except with respect to leases assigned to mortgage lenders, the Leases for which any AAC Entity is the lessor are, or will be at Closing, freely assignable by such AAC Entity, and such AAC Entity will have obtained all necessary consents of any third party.

         Section 3.2.      Representations and Warranties of the Company.

         The Company represents and warrants to AAC as follows:

           (a) Organization, Standing and Corporate Power of the Company. The Company is a corporation duly organized and validly existing under the laws of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Company Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate, would not have a Company Material Adverse Effect.

           (b) Capital Structure. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $1 par value ("Common Stock"), and 25,000,000 shares of preferred stock, no par value (the "Company Preferred Stock"). On the date hereof, (i) 103,192,436 shares of Common Stock and 10,200,000 shares of Company Preferred Stock, consisting of 4,200,000 shares of 9 1/4% Series A Cumulative Redeemable Preferred Stock and 6,000,000 shares of 8.60% Series B Cumulative Redeemable Preferred Stock, were issued and outstanding and 1,000,000 shares of Series C Cumulative Redeemable Preferred Stock were authorized but none were outstanding, (ii) 4,876,435 shares of Common Stock were available for grant under the Company's stock option and stock purchase and loan plans (the "Company Plans"), and (iii) 9,655,395 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options to purchase shares of Common Stock granted under the Company Plans (the "Company Stock Options"). On the date of this Agreement, except as set forth in this Section 3.2(b), no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (A) for the Company Stock Options, (B) the Company OP Units, (C) as set forth in
Schedule 3.2(b) to the Company Disclosure Letter and (D) as otherwise permitted under Section 4.2, as of the date of this Agreement there are no outstanding securities, options, stock appreciation rights, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

           (c)     (Company Operating Partnership.

                   (i) The Company owns all of its partnership interests in the Company Operating Partnership free and clear of all Liens;

                   (ii) The Company has delivered to AAC complete and correct copies of the Agreement of Limited Partnership of the Company Operating Partnership, as amended or supplemented to the date of this Agreement (the "Company OP Partnership Agreement"); and

                   (iii) As of September 4, 1998, there were 13,415,221 outstanding Company OP Units, of which the Company owned, either directly or indirectly, 11,296,871 Company OP Units.

           (d) Authority; Noncontravention; Consents. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby to which the Company is a party have been duly authorized and approved in the manner required by the Company Charter and the Company's Bylaws, by applicable law or by applicable regulations of any stock exchange or other regulatory body, and by the Company's Board of Directors. No approval by the stockholders of the Company is required to complete the Merger and the other transactions contemplated hereby, including without limitation, under the rules of the NYSE. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby to which the Company is a party and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Company Charter or Company's Bylaws or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Company Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect or (y) prevent the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby and thereby, except for (i) the filing of the Articles of Merger with the VSCC and the SDAT, (ii) the filing with the Securities and Exchange Commission (the "SEC") of such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the other transactions contemplated by this Agreement, (iii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes, (iv) the acceptance for record of the Articles of Merger by the SDAT and the issuance of a Certificate of Merger by the VSCC, and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.2(d) to the Company Disclosure Letter, (B) as may be required under federal, state or local Environmental Laws, (C) as may be required under the "blue sky" laws of various states or (D) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of determining compliance with the HSR Act, the Company confirms that the conduct of its business consists solely of investing in, owning, developing and operating real estate for the benefit of its shareholders and the unitholders of the Company Operating Partnership.

           (e) SEC Documents; Financial Statements; Undisclosed Liabilities.
The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 through the date hereof (the "Company SEC Documents"). Except for liabilities and obligations set forth in the Company SEC Documents, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto and which, individually or in the aggregate, would have a Company Material Adverse Effect. All of the Company SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date of this Agreement. There is no unresolved violation, criticism or exception by any Governmental Entity of which the Company has received written notice with respect to the Company report or statement which, if resolved in a manner unfavorable to the Company, could have a Company Material Adverse Effect. The consolidated financial statements of the Company and the Company Subsidiaries included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of interim financial statements, as permitted by the applicable regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of the Company and the Company Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). The Company has no Company Subsidiaries that are not consolidated for accounting purposes.

           (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or in Schedule 3.2(f) to the Company Disclosure Letter, since the date of the most recent financial statements included in the Company SEC Documents (the "Company Financial Statement Date") and to the date of this Agreement, but not thereafter with respect to clause (a) of this Section 3.2(f), the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any material adverse change in the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, that has resulted or would result, individually or in the aggregate, in Company Economic Losses (as defined in

Section 6.3 below) of $30,000,000 or more (a "Company Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Company Material Adverse Change, (b) except for regular quarterly distributions not in excess of $.30 per share of Common Stock (including any corresponding distribution by the Company Operating Partnership) with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Common Stock, (c) any split, combination or reclassification of any share of Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of Common Stock or any issuance of an ownership interest in, any Company Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Company Material Adverse Effect or (e) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Company SEC Documents or required by a change in GAAP.

           (g) Litigation. Except as disclosed in Schedule 3.2(g) to the Company Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and the Company Subsidiaries that is covered by adequate insurance, there is no suit, action, claim, proceeding or governmental investigation pending or threatened against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the other transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or that, insofar as reasonably can be foreseen, in the future would have, any such effect.

           (h) Properties. (i) The Company or a Company Subsidiary owns fee simple title or has a valid leasehold interest in each of the real properties listed in the Company SEC Reports as owned by the Company (the "Company Properties"), except where failure to own such title would not have a Company Material Adverse Effect; (ii) the Company Properties are not subject to any Encumbrances or Property Restrictions that could cause a Company Material Adverse Effect; (iii) valid policies of title insurance have been issued insuring the Company's or the applicable Company Subsidiaries' fee simple title to the Company Properties, except where failure to obtain such title insurance would not have a Company Material Adverse Effect; (iv) there is no certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties that has not been obtained where such failure to obtain would have a Company Material Adverse Effect, or any pending threat of modification or cancellation of any of same that would have a Company Material Adverse Effect; (v) neither the Company nor a Company Subsidiary has received any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Company

Properties issued by any Governmental Authority that would have a Company Material Adverse Effect; (vi) neither the Company nor a Company Subsidiary has received any written notice to the effect that (a) condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties or (b) zoning, building or similar laws, codes, ordinances, orders or regulations are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas, other than notices that, in the aggregate, would not have a Company Material Adverse Effect.

           (i) Environmental Matters. The Company and each Company Subsidiary have obtained all material licenses, permits, authorizations, approvals and consents from Governmental Entities that are required in respect of their business, operations, assets or properties under any applicable Environmental Law and the Company and each Company Subsidiary are in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any Environmental Laws, except for violations and failures to comply, individually or in the aggregate, that would not have a Company Material Adverse Effect.

           (j)     (Taxes.

                   (i) The Company and each Company Subsidiary have timely filed all Tax Returns required to be filed by them (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. The Company and each Company Subsidiary have paid (or the Company has paid on their behalf), within the time and manner prescribed by law, all Taxes that are due and payable. The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such financial statements. Neither the Company nor any Company Subsidiary has received notice that any federal, state and local income or franchise tax return of the Company or any Company Subsidiary has been or will be examined by any taxing authority. Neither the Company nor any Company Subsidiary has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes. Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it, which, individually or in the aggregate, would not have a Company Material Adverse Effect.

                   (ii) The Company (A) for all of its taxable years commencing with the year ended December 31, 1993 through December 31, 1997, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for its tax year ending December 31, 1998 and (C) has not taken or omitted to take any action that could reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or threatened. The Company represents that each of its corporate Company Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code, and that each partnership, limited liability company, joint venture or other legal entity in which the Company (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

                   (iii) The Company has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of
         Section 368(a) of the Code.

           (k) Brokers. Except for Morgan Stanley, Dean Witter & Co., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

           (l) Compliance with Laws. Neither the Company nor any Company Subsidiary has violated or failed to comply with any Law applicable to its business, properties, operations or assets, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

           (m) Contracts; Debt Instruments. Neither the Company nor any Company Subsidiary is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any Material Contracts, except for violations or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect.

           (n) State Takeover Statutes. The Company has taken all action necessary to exempt transactions between the Company and the AAC Entities from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation.

           (o) Investment Company Act of 1940. Neither the Company nor any Company Subsidiary is, or at the Effective Time, will be, required to be registered under the Investment Company Act.

           (p) Company Not an Interested Shareholder. The Company is not an "interested stockholder" of AAC or an "affiliate of an interested stockholder" of AAC within the meaning of Section 3601 of the MGCL.


                                   ARTICLE IV

                                    COVENANTS

         Section 4.1.      Conduct of Business by AAC.

         During the period from the date of this Agreement to the Effective Time, AAC shall, and shall cause each other AAC Entity to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and its status as a REIT within the meaning of the

Code. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement or pursuant to the written consent of the Company, AAC shall not and shall cause the other AAC Entities not to (and not to authorize or commit or agree to):

           (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of AAC's capital stock or AAC OP Units or stock or ownership interests in any other AAC Entity that are not directly or indirectly wholly owned by AAC, except that AAC may declare, set aside and pay the dividends and distributions permitted under Section 2.3 hereof and AAC may also declare, set aside and pay on record and payment dates for the payment of regular quarterly distributions of the AAC Common Stock and the AAC Preferred Stock covering the period through the Closing Date at a rate not to exceed in the aggregate on an annual basis 9% of the value of the capital accounts of the AACLP partners (and corresponding distributions to the holder of units of limited partnership of AACLP), (ii) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests, except for a 1-for-2 reverse stock split of the AAC Common Stock and AAC Preferred Stock that results in fractional shares being redeemed for cash in an amount equal to the Common Merger Consideration or the Preferred Merger Consideration (valuing the Company Series D Preferred Stock at its per share liquidation preference) for which such fractional shares would have been exchanged in the Merger (the parties agreeing that none of AAC's representations and warranties herein shall be deemed untrue as a result of such reverse stock split) or (iii) purchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other equity interests in AAC, any AAC Subsidiary or AAC OP Units;

           (b) amend the charter, bylaws, partnership agreement or other comparable organizational documents of any AAC Entity (other than AAC OP, as described in the AAC Disclosure Letter);

           (c) issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock or debt securities, any other voting or redeemable securities or ownership interests in any AAC Entity or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities or ownership interests except to AAC or an AAC Subsidiary;

           (d)     (merge or consolidate with any Person;

           (e) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the AAC Financial Statement Date or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises in an amount not to exceed, individually or in the aggregate, $2,500,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1997, except, in the case of clause (i), as may be required by applicable law or GAAP and with notice thereof to the Company;

           (f) except as provided in Section 4.1(k) below, enter into or amend or otherwise modify any agreement or arrangement with persons that are affiliates or, as of the date hereof, are officers, directors or employees of any AAC Entity;

           (g) except as contemplated by Section 5.13, acquire or enter into a contract to acquire, sell, transfer, or enter into a contract to sell or transfer any real property without the consent of the Company, whose consent shall not unreasonably be withheld;

           (h) incur additional indebtedness, including under existing lines of credit, or encumber any asset to secure indebtedness which in either case is not prepayable at the principal amount without penalty without the consent of the Company;

           (i) incur any indebtedness, liability or obligation or make any expenditure (other than with respect to fees payable to Lazard for which a corresponding adjustment is made in Net Asset Value) if as a result thereof the ratio of current assets to current liabilities of AAC and its consolidated Subsidiaries at the Effective Time would be less than 1.0;

           (j) fail to (i) collect and/or pay to the appropriate governmental authorities, as required, except to the extent reasonably disputed in good faith, all sales taxes, rental taxes or the equivalent, and all interest and penalties thereon, required to be paid or collected in connection with the operation of the AAC Properties as of the Closing Date and (ii) file all necessary returns and petitions required to be filed through the Closing Date;

           (k) Notwithstanding the foregoing, prior to the Effective Time, AAC or AACLP may, without further consent of the Company, (i) transfer and assign to American Apartment Communities III, L.P. or such entity as AAC or AACLP shall designate (A) the management agreements set forth on Schedule 4.1(k) to the AAC Disclosure Letter, (B) all rights and interest in the name "American Apartment Communities" and (C) certain assets and liabilities of AAC as set forth in
Schedule 4.1(k), (ii) pay in cash to employees of AACLP certain accrued achievement awards and bonuses which shall be included in the Net Asset Value Adjustment set forth in Section 2.2 hereof, (iii) terminate the Non-Competition Agreements dated as of March 15, 1996, by and between AACLP and certain officers thereof, (iv) terminate the Securityholders' Agreement dated as of March 15, 1996, as amended, by and among AAC and the securityholders listed therein, (v) to the extent that any Rights of First Refusal are exercised, AACLP may distribute to the AACLP Interest Holders an amount of cash equal to the net proceeds of any sales pursuant to such Rights of First Refusal, (vi) terminate sponsorship of all benefit plans as contemplated by Section 5.8, and (vii) terminate the provisions of the Second Addendum to Second Amended and Restated Agreement of Limited Partnership of AACLP, dated as of August 1, 1996, and the commitment to make capital contributions referenced therein. In addition, the Company covenants to remove all references to the name "American Apartment Communities" on all signage, letterhead and other property within 180 days of the Closing Date.

         Section 4.2.      Conduct of Business by the Company.

         During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and its status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except pursuant to the prior written consent of AAC, or as otherwise contemplated by this Agreement, the Company shall not:

           (a) amend the Charter or Bylaws of the Company or the Company OP Partnership Agreement in any way that would be materially adverse to any holder of AAC Common Stock or AAC Preferred Stock or to any holder of AAC OP Units;

           (b) merge or consolidate, nor enter into any agreement to merge or consolidate, with any Person, except that the Company may merge or consolidate, or enter into an agreement to merge or consolidate, with any Company Subsidiary; or

           (c) except as would not otherwise have a Company Material Adverse Effect, (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Company Financial Statement Date, except as may be required by the SEC, applicable law or GAAP and with notice thereof to AAC or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises in an amount not to exceed, individually or in the aggregate, $30,000,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1997.

         Section 4.3.      Delivery of Reports by the Company.

         The Company shall promptly deliver to AAC true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

         Section 4.4.      Other Actions.

           (a) Each of AAC and the Company shall not and shall cause its respective Subsidiaries not to take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue in any material respect,
(ii) any of such representations and warranties that are not so qualified becoming untrue in any respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

           (b) Neither the Company nor AAC shall take or omit to take any action that would cause the Company or AAC to be disqualified as a REIT.


                                    ARTICLE V

                              ADDITIONAL COVENANTS

         Section 5.1.      Access to Information; Confidentiality.

         Subject to the requirements of confidentiality agreements with third parties, each of AAC and the Company shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of AAC and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of AAC and the Company will hold, and will cause its respective Subsidiaries' officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between AAC and the Company dated as of August 6, 1998 (the "Confidentiality Agreement").

         Section 5.2.      Best Efforts; Notification.

           (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and AAC agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from shareholders and non-governmental third parties; provided, however, that if AAC is obliged to pay or incur any material expenses or other liabilities to obtain the consent of any non-governmental party, it shall consult reasonably with the Company upon reasonable notice prior to paying or incurring any such material expenses or liabilities, and in no event shall AAC pay or incur any such expenses or liabilities in obtaining such consents without obtaining the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the consummation of any of the other transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of, this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 6.1(b). In connection with and without limiting the foregoing, AAC, the Company and their respective Boards of Directors shall (i) take all action necessary so that no "fair price," "business combination," "moratorium," "control share acquisition" or any other anti takeover statute or similar statute enacted under state or federal laws of the United States or similar statute or regulation (a "Takeover Statute") is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated hereby, take all action necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on the Merger or the consummation of any of the other transactions contemplated hereby.

           (b) AAC shall give prompt notice to the Company, and the Company shall give prompt notice to AAC, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any material respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any respect or
(ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         Section 5.3.      Tax Treatment.

         Each of the Company and AAC shall use its reasonable best efforts to
(a) cause the Merger to qualify as a reorganization under Section 368(a) of the Code and (b) to obtain the opinions of counsel referred to in Section 6.2(e) and 6.3(d).

         Section 5.4.      No Solicitation of Transactions.

         AAC shall not, directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiate, solicit (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined herein), or authorize or permit any of its officers, directors, employees or agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action. AAC shall notify the Company in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, AAC shall deliver to the other a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or similar transaction involving AAC (or any of its Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of AAC and its

Subsidiaries taken as a whole in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of AAC (or any of its Subsidiaries) or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.5.      Public Announcements.

         The Company and AAC will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Merger will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

         Section 5.6.      Transfer and Gains Taxes.

         The Company and AAC shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Merger (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). AAC shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of shares of AAC Nonvoting Common Stock, AAC Common Stock and AAC Preferred Stock all Transfer and Gains Taxes.

         Section 5.7.      Employee Matters.

         AACLP (or the applicable AAC Entity) shall terminate all of its employees prior to the Closing Date in compliance with (to the extent applicable) the Worker Adjustment, Retraining and Notification Act of 1988, as amended, including the giving of any notice thereunder, and under any applicable state laws requiring the giving of notice of terminations, layoffs, site closings or other comparable events. AACLP (or the applicable AAC Entity) shall satisfy all severance pay, vacation pay and other legal obligations with respect to its employees, including but not limited to any obligations under any employment contracts or employee benefit plans or programs, to the extent based on employment service rendered to AAC or any AAC Entity prior to the Closing Date. The Company shall have no liability or obligation to the AAC Entities or their employees to employ or offer employment to any employee of the AAC Entities or any group of employees of the AAC Entities. It is understood, however, that on or after the Closing Date, the Company may, in its sole and absolute direction, offer employment to those employees of AAC and the AAC Subsidiaries who, prior to Closing Date, worked as site employees. Nothing in this Agreement shall limit the Company from taking any action at any time after the Closing Date in respect of its employees or the terms and conditions of their employment.

         Any former employees of the AAC Entities ("Former AAC Employees") that are subsequently employed by the Company shall in general receive compensation on the same basis and subject to same standards as the employees of the Company. In addition, all Former AAC Employees shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Corporation who were formerly employees of the Company in any other benefit programs, policies and arrangements sponsored or maintained by the Surviving Corporation after the Effective Time. With respect to each such employee benefit plan, program, policy or arrangement, service with AAC or any of the AAC Subsidiaries (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits. The medical plan or plans maintained by the Surviving Corporation after the Effective Time shall waive all limitation as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Former AAC Employees.

         Section 5.8.      Disposition of Benefit Plans.

         As of the Closing Date, sponsorship of all AAC Benefit Plans shall be assumed by American Apartment Communities III, L.P. ("AAC III"), which shall thereafter be responsible for the administration of such plans. AAC III may terminate any such plans, provided that it may, in its sole discretion in the case of the AAC 401(k) Plan, transfer into the corresponding plan or plans of the Surviving Corporation assets and liabilities attributable to Former AAC Employees in a manner consistent with Section 414(l) of the Code.

         Section 5.9.      Company Board of Directors.

         At the Effective Time, the Board of Directors of the Company shall be expanded by two members, and the existing directors of the Company shall elect James D. Klingbeil and Robert P. Freeman as directors to serve until the annual meeting of shareholders of the Company in 1999. Any shareholder of AAC of record on the Effective Date (the "Holder") who Beneficially Owns on the record date for determination of shareholders of the Company entitled to vote at any annual meeting of shareholders or other meeting at which the Board of Directors is elected (the "Record Date") shares of Preferred Stock or shares of Common Stock received upon conversion of Preferred Stock ("Conversion Stock"), or a combination, having an aggregate Nominal Value, as defined below, of $150,000,000, shall have the right to nominate two persons for election to the Company's Board of Directors. In the event that the Holder Beneficially Owns on the Record Date shares of Preferred Stock or Conversion Stock having a Nominal Value of less than $150,000,000 but more than $100,000,000, the Holder shall have the right to nominate one person for election to the Company's Board of Directors. The Holder shall have the right to nominate the replacement for any director nominated by it who shall not, for any reason, serve the entirety of his or her term. The Holder shall make its nominations in consultation with the Company's incumbent Board of Directors, provided that at any time at which the Holder shall have the right to nominate two persons for election to the Company Board of Directors, if at such time James D. Klingbeil is nominated for reelection by the incumbent Board of Directors pursuant to Section 2 of the Exchange Agreement or otherwise, he shall be deemed one of the persons nominated by the Holder. "Nominal Value" shall be calculated by valuing each share of Preferred Stock at its liquidation preference as set forth in the Company's Articles of Incorporation and each share of Conversion Stock at the liquidation preference of the number of shares of Preferred Stock, or fraction thereof, from which such Common Stock was converted. No director nominated by a Holder shall be required to resign from the Board of Directors solely as a result of a decline in the Nominal Value of the shares Beneficially Owned by the Holder at any time during the term of such director.

         Section 5.10.     Resignations.

         On the Closing Date, AAC shall cause the directors and officers of each of the AAC Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

         Section 5.11.     Bulk Sales Compliance.

         The AAC Entities shall indemnify the Company and the Company Operating Partnership from and against any and all claims, losses or liabilities arising under any applicable bulk sales law in connection with the transactions contemplated in this Agreement and the Exchange Agreement.

         Section 5.12.     Financial Statements.

         AAC shall cause to be prepared in a form acceptable to the Company consolidated financial statements of AAC and of AACLP for the years ended December 31, 1997 and 1996 (audited) and for the six months ended June 30, 1998 and 1997 and, if the Closing Date occurs after September 30, 1998, the nine months ended September 30, 1998, except as noted therein, in accordance with GAAP and fairly presenting, in accordance with the applicable requirements of GAAP, the consolidated financial position of AAC and AACLP, each taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments).

         Section 5.13.     Executive Clubs.

         Prior to Closing, AAC shall cause AACLP to deal with the properties known as the Arlington Executive Club and the Alexandria Executive Club in a manner satisfactory to the Company in its sole discretion.

         Section 5.14.     AAC Office Leases.

         AAC shall or shall cause each other AAC Entity to transfer all leases of which AAC or any AAC Entity is the lessee of commercial office properties used in the conduct of their respective business.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         Section 6.1. Conditions to Each Party's Obligation to Effect the
Merger.

         The respective obligation of AAC and the Company to effect the Merger and to consummate the other transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

           (a) Approval of the Merger. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of AAC in the manner required by the Articles of Incorporation and Bylaws of AAC and by applicable law.

           (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

           (c) Certain Actions and Consents. All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the Merger or any of the other transactions contemplated hereby shall have been obtained or made.

           (d) Consummation of Exchange Agreement. The Exchange Agreement in the form attached as Exhibit B shall have been consummated contemporaneously with the closing of the Merger.

           (e) Resolution of Rights of First Refusal. The Rights of First Refusal shall have been exercised and closed, waived or otherwise finally disposed of in a manner satisfactory to AAC and the Company.

         Section 6.2.      Conditions to Obligations of the Company.

         The obligations of the Company to effect the Merger and to consummate the other transactions contemplated hereby are further subject to the following conditions, any one or more of which may be waived by the Company:

           (a) Representations and Warranties. The representations and warranties of AAC set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date and except to the extent the representation or warranty is rendered incorrect as a result of the reverse stock split contemplated by Section 4.1(a), and the Company shall have received a certificate signed on behalf of AAC by the chief executive officer or the chief financial officer of AAC to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of AAC to be true and correct as of the Closing Date if the aggregate amount of AAC Economic Losses (as defined herein) that would reasonably be expected to arise as a result of the failures of such representations and warranties to be true and correct as of the Closing Date does not exceed $8,000,000. "AAC Economic Losses" shall mean any and all net damage, net loss, net liability or expense suffered by the AAC Entities taken as a whole.

           (b) Financial Statements AAC shall have provided to the Company the consolidated financial statements of AAC and AACLP, as described in Section 3.1(f), prepared in a form acceptable to the Company and in accordance with GAAP (audited for each of the years ended December 31, 1997 and 1996) and in conformity with Regulation S-X of the SEC and otherwise adequate in form and substance to enable the Company to comply with its reporting obligations under the Exchange Act with respect to its acquisition of AAC and AACLP.

           (c) Performance of Obligations of AAC. AAC shall have performed in all material respects, other than with respect to the obligation of AAC described in Section 5.13, all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of AAC by the chief executive officer or the chief financial officer of AAC.

           (d) Opinions Relating to REIT and Partnership Status. The Company shall have received an opinion dated as of the Closing Date of Porter, Wright, Morris & Arthur, based on certificates, letters and assumptions, reasonably satisfactory to the Company, that (i) commencing with the year ended December 31, 1996 through the Effective Date, AAC has been organized, in conformity with the requirements for qualification as a REIT under the Code, and its method of operation has enabled it to meet such requirements, and (ii) AACLP has been since its year of formation, and each AAC Subsidiary that is a partnership or limited liability company has been since its formation, treated, for federal income tax purposes, as a partnership and not as a corporation or an association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

           (e) Opinions Relating to Merger. The Company shall have received an opinion dated as of the Closing Date of Hunton & Williams, based on certificates, letters and assumptions, reasonably satisfactory to the Company, that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) the Company and AAC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized for federal income tax purposes by the Company or AAC, on consummation of the Merger.

           (f) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in AAC Economic Losses of $8,000,000 or more.

           (g) Corporate Matters Opinion. The Company shall have received the opinion of Gibson, Dunn & Crutcher LLP ("GD&C"), dated as of the Closing Date, as to such customary matters as the Company may reasonably request, such opinion to be reasonably satisfactory to the Company.

           (h) Comfort Letter. The Company shall have received "comfort" letters of Arthur Andersen LLP, AAC's independent public accountants, dated and delivered as of the Closing Date, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement in accordance with Statement on Auditing Standards Number 72 including a review in accordance with Statement on Auditing Standards Number 71 of AAC's 1998 interim unaudited financial statements.

           (i) Investment Agreements. Each shareholder of AAC who receives Merger Consideration including shares of Preferred Stock shall have executed and delivered to the Company an investment agreement (the "Investment Agreement") in substantially the form of Exhibit C.

           (j) No Material Adverse Change. From the date of this Agreement through the Effective Time, no change on the business, properties, assets financial condition or results of operations of AAC, the AAC Subsidiaries and/or AACLP shall have occurred that would have or would be reasonably likely to have an AAC Material Adverse Effect.

           (k) Repayment of Indebtedness. All indebtedness of AAC represented by its promissory note dated December 15, 1997, in the original principal amount of $10,250,000, payable to Chase Manhattan Bank, as agent for various banks ("Chase"), and its promissory note dated December 23, 1997, in the original principal amount of $11,900,000, payable to Chase, shall have been repaid.

           (l) Surrender of Certificates. Any and all certificates representing shares of AAC Common Stock and AAC Preferred Stock held by any holder of more than five shares of AAC Common Stock or five shares of AAC Preferred Stock shall have been surrendered to the Company.

           (m) Reverse Stock Split. AAC shall have completed the reverse stock split contemplated by Section 4.1(a).

         Section 6.3.      Conditions to Obligation of AAC.

         The obligation of AAC to effect the Merger and to consummate the other transactions contemplated hereby is further subject to the following conditions, any one or more of which may be waived by AAC:

           (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and AAC shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of the Company to be true and correct as of the Closing Date if the aggregate amount of Company Economic Losses (as defined herein) that would reasonably be expected to arise as a result of the failures of such representations and warranties to be true and correct as of the Closing Date does not exceed $30,000,000. "Company Economic Losses," as used in this Section 6.3, shall mean any and all net damage, net loss, net liability or expense suffered by the Company or the Company Subsidiaries taken as a whole.

           (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and AAC shall have received a certificate of the Company signed on behalf of the Company by the chief executive officer or the chief financial officer of such party to such effect.

           (c) Opinions Relating to REIT and Partnership Status. AAC and the limited partners of AACLP shall have received an opinion dated as of the Closing Date of Hunton & Williams, based on certificates, letters and assumptions, reasonably satisfactory to AAC, that (i) commencing with the taxable year ended December 31, 1993, the Company has been organized and has operated, and its proposed method of operation following the Merger will permit it to continue to be organized and operated, in conformity with the requirements for qualification as a REIT under the Code and (ii) the Company Operating Partnership has been during and since 1995, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

           (d) Opinion Related to the Merger. AAC shall have received an opinion dated as of the Closing Date of GD&C, based on certificates, letters and assumptions, reasonably satisfactory to AAC, that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, (ii) the Company and AAC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized for federal income tax purposes by the Company or AAC on consummation of the Merger and (iv) the exchange in the Merger of Preferred Stock (including any fractional share interest) and cash for capital stock of AAC will give rise to the recognition of gain (but not loss) to the shareholders of AAC with respect to such exchange to the extent of cash received in such exchange.

           (e) Consents. All consents and waivers from third parties necessary in connection with the consummation of the other transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in Company Economic Losses of $30,000,000 or more.

           (f) Corporate Matters Opinion. AAC shall have received the opinion of Hunton & Williams, dated as of the Closing Date, as to such customary matters as AAC may reasonably request, such opinion to be reasonably satisfactory to AAC.

           (g) Investment Agreements. The Company shall have executed and delivered investment agreements with the shareholders of AAC who receiver Merger Consideration including shares of Preferred Stock.

           (h) No Material Adverse Change. From the date of this Agreement through the Effective Time, no change on the business, properties, assets financial condition or results of operations of the Company and/or the Company Operating Partnership has occurred that would have or would be reasonably likely to have a Company Material Adverse Effect.

           (i) Listing. The Company shall have caused the Common Stock issuable upon the conversion of the Company Series D Preferred Stock and the transactions contemplated by the Exchange Agreement, respectively, to be approved for listing on the NYSE, subject to official notice of issuance.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1.      Termination.

         This Agreement may be terminated at any time prior to the filing of the Articles of Merger for each Merger with the SDAT and the VSCC:

           (a) by mutual written consent duly authorized by the respective Boards of Directors of the Company and AAC;

           (b) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of AAC set forth in this Agreement, or if any representation or warranty of AAC shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(c), as the case may be, would be incapable of being satisfied by December 31, 1998 (as otherwise extended);

           (c) by AAC, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) as the case may be, would be incapable of being satisfied by December 31, 1998 (as otherwise extended);

           (d) by either the Company or AAC, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable; and

           (e) by either the Company or AAC, if the Merger shall not have been consummated before December 31, 1998; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(e).

         Section 7.2.      [LEFT BLANK INTENTIONALLY]

         Section 7.3.      Effect of Termination.

         In the event of termination of this Agreement by either AAC or the Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company, or AAC, other than the last sentence of Section 5.1, Section 5.5, this
Section 7.3, Sections 8.2, 8.3, 8.5 through 8.10 and Article IX and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         Section 7.4.      Amendment.

         At any time prior to the filing of the Articles of Merger with the SDAT and the VSCC, this Agreement may be amended by the parties in writing by action of their respective Boards of Directors, provided that any such amendment approved by the Board of Directors of AAC after this Agreement has been approved by the stockholders of AAC must also be approved by such stockholders if such amendment would modify materially the terms of Section 2.1 or modify any other provision of this Agreement so as to adversely affect any class of shares of AAC. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of the parties as REITs or (b) preserve the Merger as a tax-free reorganization under Section 368 of the Code.

         Section 7.5.      Extension; Waiver.

         At any time prior to the Effective Time, each of AAC and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1.      Nonsurvival of Representations and Warranties.

         None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 8.2.      Notices.

         All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

           (a)     (if to the Company, to:

                  UNITED DOMINION REALTY TRUST, INC.
                  10 South Sixth Street
                  Richmond, VA  23219-3802
                  Attn: John P. McCann, President
                  Fax: (804) 343-1912

                  with copies to:

                  UNITED DOMINION REALTY TRUST, INC.
                  10 South Sixth Street
                  Richmond, VA  23219-3802
                  Attn: Katheryn E. Surface, Senior Vice President
                        and General Counsel
                  Fax: (804) 788-4607

                  and

                  HUNTON & WILLIAMS
                  951 East Byrd Street
                  Richmond, VA  23219-4074
                  Attn:  James W. Featherstone, III
                  Fax: (804) 788-8212

           (b)     ( if to AAC, to:

                  AMERICAN APARTMENT COMMUNITIES II, INC.
                  615 Front Street
                  San Francisco, CA  94111
                  Attn:  James D. Klingbeil, Chief Executive Officer
                  Fax:  (415) 362-5805

                  with copies to:

                  AMERICAN APARTMENT COMMUNITIES II, INC.
                  21 West Broad Street, 11th Floor
                  Columbus, OH  43215
                  Attn:  George R. Nickerson, Esq., General Counsel
                  Fax:  (614) 220-8912

                  and

                  GIBSON, DUNN & CRUTCHER LLP
                  333 South Grand Avenue
                  Los Angeles, CA  90071
                  Attn:  Kenneth M. Doran, Esq.
                  Fax:  (213) 229-7520

         Section 8.3.      Interpretation.

         When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."
         Section 8.4.      Counterparts.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.5.      Entire Agreement; Third Party Beneficiaries.

         This Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the transactions contemplated hereby (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Section 5.8 are not intended to confer upon any person other than the parties hereto any rights or remedies; provided, however, that AACLP and its Limited Partners are intended to be third party beneficiaries of the representations, warranties and covenants of the Company contained herein.

         Section 8.6.      Governing Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         Section 8.7.      Assignment.

         Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.8.      Enforcement.

         The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or in any Maryland state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         Section 8.9.      Severability.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 8.10.     Non-Recourse.

         This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of AAC or the Company, or any of their respective officers, directors, employees, agents or representatives.

                                   ARTICLE IX

                               CERTAIN DEFINITIONS

         Section 9.1.      Certain Definitions.

         For purposes of this Agreement:


         An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

         "AAC Disclosure Letter" means the letter dated September 10, 1998 previously delivered to the Company by AAC disclosing certain information in connection with this Agreement.

         "Beneficially Own" shall be determined in accordance with Rule 13d-3 of the SEC under the Exchange Act.

         "Company Disclosure Letter" means the letter dated September 10, 1998 previously delivered to AAC by the Company disclosing certain information in connection with this Agreement.

         "Company Series D Preferred Stock" means the Series D Cumulative Convertible Redeemable Preferred Stock, no par value per share, issuable to shareholders of AAC in the Merger.

         "Company OP Units" means units of partnership interest in the Company Operating Partnership.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "Subsidiary" of any person means any corporation, partnership, limited liability company, joint venture or other legal entity 50% or more of the voting stock or other equity interests of which are owned by such person (either directly or through or together with another Subsidiary of such person).

         WITNESS WHEREOF, the Company and AAC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                UNITED DOMINION REALTY TRUST, INC.


                                By:
                                Name:
                                Title:


                                AMERICAN APARTMENT COMMUNITIES II, INC.


                                By:
                                Name:    James D. Klingbeil
                                Title:   Chief Executive Officer


         LF Strategic Realty Investors, L.P. joins in this Agreement and Plan of Merger for the purpose of evidencing its approval of this Agreement and Plan of Merger as the majority stockholder of American Apartment Communities II, Inc. and agrees that it will vote all of its shares of American Apartment Communities II, Inc. in favor of this Agreement and Plan of Merger at any meeting of stockholders or pursuant to any request for written consent.

                                LF STRATEGIC REALTY INVESTORS, L.P.


                                By:
                                Name:
                                Title:

                                                              EXHIBIT A


         (d)      Series D Cumulative Convertible Preferred Stock.

                  (1) Designation and Number. A series of the preferred stock, designated the "Series D Cumulative Convertible Redeemable Preferred Stock" (the "Series D Preferred"), is hereby established. The number of shares of the Series D Preferred shall be 8,000,000.

                  (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation, the Series D Preferred shall rank on a parity with the Series A Preferred, the Series B Preferred and the Series C Preferred and any other class or series of capital stock of the corporation not constituting Junior Stock (collectively, "Parity Stock"), and senior to the common stock and any other class or series of capital stock of the corporation ranking, as to dividends and upon liquidation, junior to the Series D Preferred (collectively, "Junior Stock").

                  (3)      Dividends.

                           (A) The holders of the then outstanding Series D
                  Preferred shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 7.5% of the Liquidation Preference of the Series D Preferred (equivalent to $1.875 per share) per annum (subject to adjustment as provided in subparagraph (F) of this paragraph (3)), payable quarterly in arrears in cash on the last day, or the next succeeding Business Day, of January, April, July and October in each year, beginning November 2, 1998 [February 1, 1999, if the Issue Date is between October 16, 1998, and January 15, 1999], 1998 (each such day being hereinafter called a "Dividend Payment Date" and each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on the Friday occurring between the tenth and fifteenth days of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board of Directors at the time of declaration of the dividend (the "Dividend Record Date"), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any other partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series D Preferred shall accrue and be cumulative from and including the date of original issue thereof (the "Issue Date"), whether or not (i) the corporation has earnings, (ii) dividends on such shares are declared or
                  (iii) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series D Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series D Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series D Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series D Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series D Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series D Preferred and such other series of preferred stock bear to each other. "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

                           (B) Except as provided in subparagraph (A) of this
                  paragraph (3), unless full cumulative dividends on the Series D Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series D Preferred for all past dividend periods and the then current dividend period, no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon any Parity Stock or Junior Stock, nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the corporation or any subsidiary of the corporation (except by conversion into or exchange for Junior Stock).

                           (C) Any dividend payment made on shares of the Series
                  D Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                           The amount of any dividends accrued on any shares of
                  Series D Preferred at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series D Preferred at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                           Accrued but unpaid dividends on the Series D
                  Preferred will not bear interest. Holders of the Series D Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                           (D) No dividends on shares of Series D Preferred
                  shall be declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                           (E) Except as provided in these Articles, the Series
                  D Preferred shall not be entitled to participate in the earnings or assets of the corporation.

                           (F) In the event that the per share cash dividends
                  declared on the common stock during any Dividend Period (the "Current Common Dividend") shall be greater or less than the per share cash dividends declared on the common stock during the immediately preceding Dividend Period (the "Prior Common Dividend"), then the dividend rate of the Series D Preferred (as it may have previously been adjusted pursuant to this subparagraph (F)) shall be automatically adjusted in the proportion that the Current Common Dividend bears to the Prior Common Dividend, such adjustment to be effective for the Dividend Period during which the Current Common Dividend is paid and all subsequent Dividend Periods until again adjusted in accordance with this paragraph; provided, however, that in no event shall the adjusted dividend rate of the Series D Preferred be less than 7.5% of the Liquidation Preference of the Series D Preferred per annum. No adjustment pursuant to this subparagraph (F) shall be made on account of any special common stock dividend or distribution declared for the purpose of assuring continued qualification of the corporation as a "real estate investment trust" under the Code.

                   (4)     Liquidation Rights.

                           (A) Upon the voluntary or involuntary dissolution,
                  liquidation or winding up of the corporation, the holders of shares of the Series D Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the corporation legally available for distribution to its shareholders, before any distribution shall be made to the holders of common stock or any other capital stock of the corporation ranking junior to the Series D Preferred upon liquidation, a liquidation preference of $25.00 per share (the "Liquidation Preference"), plus accrued and unpaid dividends thereon to the date of payment.

                           (B) After the payment to the holders of the shares of
                  the Series D Preferred of the full Liquidation Preference provided for in this paragraph (4), the holders of the Series D Preferred as such shall have no right or claim to any of the remaining assets of the corporation.

                           (C) If, upon any voluntary or involuntary
                  dissolution, liquidation, or winding up of the corporation, the amounts payable with respect to the Liquidation Preference and any other shares of stock of the corporation ranking as to any such distribution on a parity with the shares of the Series D Preferred are not paid in full, the holders of the shares of the Series D Preferred and of such other shares will share ratably in any such distribution of assets of the corporation in proportion to the full respective liquidation preferences to which they are entitled.

                           (D) Neither the sale, lease, transfer or conveyance
                  of all or substantially all the property or business of the corporation, nor the merger or consolidation of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

                  (5)      Redemption.

                           (A) Right of Optional Redemption. The Series D
                  Preferred is not redeemable prior to the fifth anniversary of the Issue Date. On and after the fifth anniversary of the Issue Date, the corporation may, at its option, redeem at any time all or, from time to time, part of the Series D Preferred at a price per share (the "Series D Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series D Redemption Date"), without interest; provided, however, that the corporation may not redeem any Series D Preferred pursuant to this paragraph (5) unless the Current Market Price of the common stock on each of the 20 consecutive Trading Days immediately preceding the Series D Redemption Date shall at least equal the then current Conversion Price, as defined in paragraph (7). "Current Market Price" of the common stock or any other class of capital stock or other security of the corporation or any other issuer for any day shall mean the last reported sale price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security and selected for such purpose by the Board of Directors. "Trading Day" in respect of any security shall mean any day on which such security is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

                           In case of redemption of less than all shares of
                  Series D Preferred at the time outstanding, the shares of Series D Preferred to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series D Preferred held by such holders (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the corporation.

                           (B) Procedures for Redemption.

                           (i) Notice of any redemption will be mailed by the
                  corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series D Redemption Date, addressed to the respective holders of record of the Series D Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred except as to the holder to whom the corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (a) the Series D Redemption Date; (b) the Series D Redemption Price;
                  (c) the number of shares of Series D Preferred to be redeemed;
                  (d) the place or places where certificates for such shares are to be surrendered for payment of the Series D Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series D Redemption Date. If less than all the shares of Series D Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred held by such holder to be redeemed.

                           (ii) If notice of redemption of any shares of Series
                  D Preferred has been mailed in accordance with section (i) of subparagraph (B) of this paragraph (5) above and provided that on or before the Series D Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the corporation, separate and apart from its other funds in trust for the benefit of any holders of the shares of Series D Preferred so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series D Redemption Date, dividends on such shares of Series D Preferred shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series D Preferred and all rights of the holders thereof as shareholders of the corporation (except the right to receive the Series D Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for any shares of Series D Preferred so redeemed (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), such shares of Series D Preferred shall be redeemed by the corporation at the Series D Redemption Price. In case less than all the shares of Series D Preferred represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series D Preferred without cost to the holder thereof.

                           (iii) The deposit of funds with a bank or trust
                  company for the purpose of redeeming Series D Preferred shall be irrevocable except that:

                                    (a) the corporation shall be entitled to
                           receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                    (b) any balance of moneys so deposited by
                           the corporation and unclaimed by the holders of the Series D Preferred entitled thereto at the expiration of two years from the applicable Series D Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the corporation shall look only to the corporation for payment without interest or other earnings.

                           (C)      Limitations on Redemption

                           (i) The Series D Redemption Price (other than the
                  portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the sale proceeds of other capital stock of the corporation and from no other source.

                           (ii) Unless full cumulative dividends on all shares
                  of Series D Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series D Preferred shall be redeemed (unless all outstanding shares of Series D Preferred are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly by the corporation (except by exchange for Junior Stock); provided, however, that the foregoing shall not prevent the redemption of Series D Preferred pursuant to Article 4 or the purchase or acquisition of Series D Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred.

                           (iii) The corporation shall not redeem in any period
                  of 12 consecutive months a number of shares of Series D Preferred having an aggregate Liquidation Preference of more than $100,000,000, provided that this restriction shall lapse and be of no further force or effect if in any such period any holder of record of such number of shares of Series D Preferred or shares of common stock issued on conversion of such number of shares of Series D Preferred shall transfer beneficial ownership of such number of shares of Series D Preferred or such common stock, or a combination of shares of Series D Preferred and such common stock representing such number of shares of Series D Preferred, except (a) in a distribution of such shares of Series D Preferred and/or shares of common stock to the security holders of such holder of record or (b) in a bona fide pledge to a bank or other financial institution to secure obligations for borrowed money, or as margin collateral, or upon foreclosure or private sale under such pledge.

                           (D) Rights to Dividends on Shares Called for
                  Redemption. If the Series D Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series D Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the corporation's default in the payment of the dividend due. Except as provided in this paragraph (5), the corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series D Preferred.

                  (6) Voting Rights. Except as required by the Virginia Stock Corporation Act and except as otherwise provided in this paragraph (6), the holders of the Series D Preferred shall not be entitled to vote at any meeting of the shareholders for election of directors or for any other purpose or otherwise to participate in any action taken by the corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

                           (A) Whenever dividends on any shares of Series D
                  Preferred shall be in arrears for any Dividend Period, the holders of such shares of Series D Preferred shall have all rights to notices and voting entitlements of holders of common stock under the Virginia Stock Corporation Act and these Articles, and the Series D preferred and the common stock shall be a single voting group, until all dividends accumulated on such shares of Series D Preferred for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

                           (B) So long as any shares of Series D Preferred
                  remain outstanding, the corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series D Preferred outstanding at the time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series D Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                           (C) The foregoing voting provisions will not apply
                  if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                  (7) Conversion of Series D Preferred.

                           (A) As used in this paragraph (7), the following
                  terms shall have the indicated meanings:

                           "Adjustment Factor," for purposes of any
                  determination provided for in this paragraph (7) requiring reference to the Adjustment Factor, shall equal the Conversion Price in effect on the determination date divided by $16.25.

                           "Conversion Price" shall mean the conversion price
                  per share of common stock at which the Series D Preferred is convertible into common stock, as such Conversion Price may be adjusted pursuant to subparagraph (E) of this paragraph (7). The initial Conversion Price shall be $16.25.

                           "Conversion Rate" shall mean the rate at which the
                  Series D Preferred is convertible into common stock, as such Conversion Rate may be adjusted pursuant to subparagraph (E) of this paragraph (7). The initial Conversion Rate shall be
                  1.5385 shares of common stock for each share of Series D Preferred.

                           "Fair Market Value," in the case of any security or
                  property not having a market value ascertainable by reference to any quotation medium or other objective source, shall mean the fair market value thereof as determined in good faith by the Board of Directors, which determination shall be final, conclusive and binding on all persons

                           "Transfer Agent" shall mean ChaseMellon Shareholder
                  Services, LLC, or such other agent or agents of the corporation as may be designated by the Board of Directors as the transfer agent for the Series D Preferred.

                           (B) Subject to and upon compliance with the
                  provisions of this paragraph (7), a holder of shares of Series D Preferred shall have the right (the "Conversion Right"),at his option, at any time and from time to time, to convert such shares into the number of shares of fully paid and nonassessable common stock obtained by dividing the aggregate Liquidation Preference of such shares of Series D Preferred by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subparagraph (C) of this paragraph (7)) by surrendering such shares to be converted, such surrender to be made in the manner provided in subparagraph (C) of this paragraph (7); provided, however, that the right to convert shares called for redemption pursuant to paragraph (5) shall terminate at the close of business on the Series D Redemption Date fixed for such redemption, unless the corporation shall default in making payment of any amounts payable upon such redemption under paragraph (5).

                           (C) In order to exercise the Conversion Right, the
                  holder of each share of Series D Preferred to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the corporation that the holder thereof elects to convert such share of Series D Preferred. Unless the certificate or certificates for shares of common stock issuable on conversion are to be registered in the same name as the name in which such certificate for Series D Preferred is registered, each certificate surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder or such holder's duly authorized agent and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the corporation demonstrating that such taxes have been paid).

                           Holders of Series D Preferred at the close of
                  business on a Dividend Record Date shall be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Record Date and prior to such Dividend Payment Date. However, shares of Series D Preferred surrendered for conversion during the period beginning with the close of business on any Dividend Record Date and ending with the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption specifying a Series D Redemption Date occurring within such period or coinciding with such Dividend Payment Date, such shares being entitled to such dividend on the

                  Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series D Preferred on a Dividend Record Date who (or whose transferee) surrenders any such shares for conversion into common stock after the opening of business on the corresponding Dividend Payment Date will receive the dividend payable by the corporation on such Series D Preferred on such date, and the converting holder need not include payment of the amount of such dividend upon such surrender. The corporation shall make further payment or allowance for, and a converting holder shall be entitled to, unpaid dividends in arrears (excluding the then-current quarter) on converted shares and for dividends on the common stock issued upon such conversion.

                           As promptly as practicable after the surrender of
                  certificates for Series D Preferred as aforesaid, the corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of common stock issuable upon the conversion of such Series D Preferred in accordance with the provisions of this paragraph (7), and any fractional interest in respect of common stock arising upon such conversion shall be settled as provided in subparagraph
                  (D) of this paragraph (7). Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series D Preferred shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date, unless the share transfer books of the corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the opening of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificates for Series D Preferred have been surrendered and such notice received by the corporation.

                           (D) No fractional shares or scrip representing
                  fractions of common stock shall be issued upon conversion of the Series D Preferred. In lieu of issuing a fractional interest in common stock that would otherwise be deliverable upon the conversion of a share of Series D Preferred, the corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the common stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series D Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred so surrendered.

                           (E) The Conversion Rate and Conversion Price shall be
                  adjusted from time to time as follows:

                           (i) If the corporation shall after the Issue Date (a)
                  declare and pay a dividend to holders of any class of capital stock of the corporation payable in common stock, (b) subdivide its outstanding common stock into a greater number of shares, (c) combine its outstanding common stock into a smaller number of shares or (d) reclassify its common stock, the Conversion Rate shall be adjusted so that the holder of any Series D Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of common stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a dividend or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this section (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subparagraph (I) below) in the case of a dividend and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification. Such adjustment(s) shall be made successively whenever any of the events listed above shall occur.

                           (ii) If the corporation shall issue after the Issue
                  Date rights, options or warrants to all holders of common stock entitling them to subscribe for or purchase common stock (or securities convertible into common stock) at a price per share (or having a conversion price per share) less than 98% of the Current Market Price of the common stock determined as of the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on such record date
                  (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of common stock outstanding on the close of business on such record date and (II) the number of shares of common stock that could be purchased at the Current Market Price on such record date with the aggregate proceeds to the corporation from the exercise of such rights, options or warrants (or the aggregate conversion price of the convertible securities so offered), and the denominator of which shall be the sum of (x) the number of shares of common stock outstanding on the close of business on such record date and
                  (y) the number of shares of common stock issuable upon exercise in full of such rights, options or warrants (or into which the convertible securities so offered are convertible). Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subparagraph (I) below). In determining whether any rights, options or warrants entitle the holders of common stock to subscribe for or purchase common stock at less than 98% of the Current Market Price, there shall be taken into account any consideration received by the corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose decision shall be final, conclusive, and binding on all persons. Any adjustment(s) made pursuant to this section (ii) shall be made successively whenever any of the events listed above shall occur.

                           (iii) If the corporation shall after the Issue Date
                  distribute to all holders of its common stock any shares of capital stock of the corporation (other than common stock) or evidence of its indebtedness or assets (including securities or cash, but excluding cash dividends not exceeding in amount current or accumulated funds from operations at the date of declaration, determined on the basis of the corporation's most recent annual or quarterly report to shareholders at the time of the declaration of such dividends) or rights, options or warrants to subscribe for or purchase any of its securities (excluding rights, options or warrants referred to in section
                  (ii) above) (any of the foregoing being hereinafter in this section (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive such distribution by (B) a fraction, the numerator of which shall be (I) the Current Market Price per share of common stock on such record date or, if applicable, the deemed record date described in the immediately following paragraph, less (II) the then Fair Market Value of the Securities or assets so distributed applicable to one share of common stock, and the denominator of which shall be the Current Market Price per share of common stock on such record date or, if applicable, the record date described in the immediately following paragraph. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subparagraph (I)) such record date.

                           For purposes of this section (iii), distribution of a
                  Security which is distributed not only to the holders of the common stock on the record date fixed for the determination of shareholders entitled to such distribution, but is also delivered with each share of common stock issued upon conversion of Series D Preferred after such record date, shall not require an adjustment of the Conversion Price pursuant to this section (iii); provided that on the date, if any, on which such Security ceases to be deliverable with common stock upon conversion of Series D Preferred (other than as a result of the expiration or termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this section (iii) (and such date shall be deemed for purposes of this section (iii) to be the "record date fixed for the determination of shareholders entitled to receive such distribution" and the "record date").

                           Adjustment(s) made pursuant to this section (iii)
                  shall be made successively whenever any of the events listed above shall occur.

                           (iv) If after the Issue Date (i) the corporation
                  shall merge or consolidate with any other real estate investment trust, corporation or other business entity and shall not be the survivor in such transaction (without respect to the legal structure of the transaction), (ii) the corporation shall transfer or sell all or substantially all of its assets other than to an affiliate or subsidiary of the corporation or (iii) the corporation shall liquidate and dissolve, and the consideration allocable to each share of common stock in any such transaction shall not have a Fair Market Value of at least $15 times the Adjustment Factor, the Conversion Price in effect at the opening of business on the date on which such transaction is consummated or effective, if greater than $15 times the Adjustment Factor, shall be adjusted effective at the opening of business on such date to equal $15 times the Adjustment Factor.

                           (v) If the Current Market Price of the common stock
                  on at least 20 consecutive Trading Days during the period of 36 consecutive months beginning on the second anniversary of the Issue Date is not at least $14 times the Adjustment Factor, and the Conversion Price in effect at the opening of business on the fifth anniversary of the Issue Date or the next succeeding Business Day, if such fifth anniversary is not a Business Day, is greater than $15.25 times the Adjustment Factor, the Conversion Price shall be adjusted effective at the opening of business on such fifth anniversary or the next following Business Day, if such fifth anniversary is not a Business Day, to equal $15.25 times the Adjustment Factor.

                           (vi) No adjustment in the Conversion Price shall be
                  required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this section
                  (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this paragraph
                  (7) (other than this section (vi)) not later than such time as may be required in order to preserve the tax-free nature of a dividend to the holders of common stock. Notwithstanding any other provisions of this paragraph (7), the corporation shall not be required to make any adjustment to the Conversion Price for the issuance of any common stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the corporation and the investment of additional optional amounts in common stock under such plan. All calculations under this paragraph (7) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

                           (F) If the corporation shall after the Issue Date be
                  a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the outstanding common stock, sale of all or substantially all of the corporation's assets, recapitalization or reclassification of capital stock, but excluding any transaction to which section (i) of subparagraph (E) of this paragraph (7) applies (each of the foregoing being referred to herein as a "Transaction"), in each case upon consummation of which common stock shall be converted into the right to receive shares, stock, securities or other property (including cash) or any combination thereof ("Transaction Consideration"), each share of Series D Preferred which is not itself converted into the right to receive Transaction Consideration in connection with such Transaction shall thereafter be convertible into the kind and amount of Transaction Consideration payable upon the consummation of such Transaction with respect to that number of shares of common stock into which one share of Series D Preferred was convertible immediately prior to such Transaction. The corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with this subparagraph (F) and enable the holder of each share of Series D Preferred that remains outstanding after consummation of such Transaction to convert such share at the Conversion Price in effect immediately prior to such Transaction into the Transaction Consideration payable with respect to the number of shares of common stock into which such share of Series D Preferred is then convertible. The provisions of this subparagraph (F) shall similarly apply to successive Transactions.

                           (G) If after the Issue Date:

                           (i) the corporation shall declare dividends on the
                  common stock, excluding cash dividends not exceeding in amount current or accumulated funds from operations at the date of declaration, determined on the basis of the corporation's most recent annual or quarterly report to shareholders at the time of the declaration of such dividends; or

                           (ii) the corporation shall authorize the granting to
                  the holders of the common stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                           (iii) there shall be any Transaction for which
                  approval of any shareholders of the corporation is required or self tender for all or substantially all of the outstanding common stock; or

                           (iv) there shall occur the voluntary or involuntary
                  liquidation, dissolution or winding up of the corporation;

                           then the corporation shall cause to be filed with the
                  Transfer Agent and shall cause to be mailed to the holders of the Series D Preferred at their addresses as shown on the share records of the corporation, as promptly as possible, but at least 15 days prior to the earliest applicable date hereinafter specified, a notice stating (A) the record date as of which the holders of common stock entitled to receive such dividend or grant of rights, options or warrants are to be determined, provided, however, that no such notification need be made in respect of a record date for a dividend or grant of rights, options or warrants unless the corresponding adjustment in the Conversion Price would be an increase or decrease of at least 1%, or (B) the date on which such Transaction, self tender, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their common stock for securities or other property, if any, deliverable upon such Transaction, self tender, liquidation, dissolution or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph (7).

                           (H) Whenever the Conversion Price is adjusted as
                  herein provided, the corporation shall promptly file with the Transfer Agent a certificate of its chief financial or chief accounting officer setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series D Preferred at such holder's last address of record.

                           (I) In any case in which subparagraph (E) of this
                  paragraph (7) provides that an adjustment shall become effective on the date next following the record date for an event, the corporation may defer until the occurrence of such event (i) issuing to the holder of any Series D Preferred converted after such record date and before the occurrence of such event the additional common stock issuable upon such conversion by reason of the adjustment required by such event over and above the common stock issuable upon such conversion before giving effect to such adjustment and (ii) fractionalizing any share of common stock into which Series D Preferred is convertible and/or paying to such holder cash in lieu of such fractional interest pursuant to subparagraph (D) of this paragraph (7).

                           (J) There shall be no adjustment of the Conversion
                  Price in case of the issuance of any shares of capital stock of the corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (7).

                           (K) The corporation will at all times reserve and
                  keep available, free from preemptive rights, out of its authorized but unissued common stock, for the purpose of effecting conversion of the Series D Preferred, the full number of shares of common stock deliverable upon the conversion of all outstanding Series D Preferred not theretofore converted. For purposes of this subparagraph (K), the number of shares of common stock deliverable upon the conversion of all outstanding shares of Series D Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                           (L) The corporation will pay any and all documentary
                  stamp or similar issue or transfer taxes payable in respect of the issue or delivery of common stock or other securities or property on conversion of the Series D Preferred pursuant hereto; provided, however, that the corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of common stock or other securities or property in a name other than that of the holder of the Series D Preferred to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the reasonable satisfaction of the corporation, that such tax has been paid.

                           In addition to the foregoing adjustments, the
                  corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required herein, as it in its discretion considers to be advisable in order that any share dividends, subdivisions of shares, reclassification or combination of shares, dividend of rights, options, warrants to purchase shares or securities, or a dividend of other assets (other than cash dividends) will not be taxable or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                           (M) Definitions. Unless the context otherwise clearly
                  indicates, terms defined in any subdivision of this paragraph
                  (7) shall have the same meanings wherever used in this paragraph (7).

                                                                       EXHIBIT C


                              INVESTMENT AGREEMENT

                                      among

                       UNITED DOMINION REALTY TRUST, INC.
                             a Virginia corporation

                          UNITED DOMINION REALTY, L.P.
                         a Virginia limited partnership

                     AMERICAN APARTMENT COMMUNITIES II, INC.
                             a Maryland corporation

                    AMERICAN APARTMENT COMMUNITIES III, L.P.
                         a Delaware limited partnership

           AMERICAN APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.
                         a Delaware limited partnership

                           SCHNITZER INVESTMENT CORP.
                              an Oregon corporation

                               AAC MANAGEMENT LLC
                      a Delaware limited liability company

                                       and

                       LF STRATEGIC REALTY INVESTORS, L.P.
                         a New York limited partnership

                            Dated: September _, 1998


                                                  TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I CERTAIN DEFINITIONS.....................................................................................2


ARTICLE II REPRESENTATIONS AND WARRANTIES.........................................................................5


ARTICLE III LOCK-UP AGREEMENT.....................................................................................6

         Section 3.1..............................................................................................6

ARTICLE IV REGISTRATION RIGHTS....................................................................................9

         Section 4.1 Registration.................................................................................9
         Section 4.2 State Securities Laws.......................................................................12
         Section 4.3 Expenses....................................................................................12
         Section 4.4 Indemnification by the Company..............................................................12
         Section 4.5 Agreements of Transaction Party Affiliates..................................................13
         Section 4.6 Suspension of Registration Requirement:  Restriction on Sale................................14
         Section 4.7 Contribution................................................................................15
         Section 4.8 No Other Obligation to Register.............................................................16
         Section 4.9 Exchange Act Compliance.....................................................................16
         Section 4.10 Breach of Agreement........................................................................16

ARTICLE V STANDSTILL AGREEMENT...................................................................................16

         Section 5.1 Standstill..................................................................................16
         Section 5.2 Termination of Certain Restrictions.........................................................18

ARTICLE VI GENERAL PROVISIONS....................................................................................20

         Section 6.1 Notices.....................................................................................20
         Section 6.2 Successors and Assigns......................................................................23
         Section 6.3 Counterparts................................................................................23
         Section 6.4 Governing Law...............................................................................23
         Section 6.5 Severability................................................................................23
         Section 6.6 Entire Agreement; Amendment; Waiver.........................................................24
         Section 6.7 Interpretation; Absence of Presumption......................................................24


                                                        (i)

                              INVESTMENT AGREEMENT


         This Investment Agreement (this "Agreement") is entered into as of September _, 1998 by and among United Dominion Realty Trust, Inc., a Virginia corporation (the "Company"), United Dominion Realty, L.P., a Virginia limited partnership (the "Company Operating Partnership"), American Apartment Communities II, Inc., a Maryland corporation ("AAC"), American Apartment Communities III, L.P., a Delaware limited partnership ("AAC III"), American Apartment Communities Operating Partnership, L.P., a Delaware limited partnership ("AACOP"), Schnitzer Investment Corp., an Oregon corporation ("Schnitzer"), AAC Management LLC, a Delaware limited liability company ("AACM" and, collectively with AACOP and Schnitzer, the "UDR Unit Holders"), and LF Strategic Realty Investors, L.P., a New York limited partnership (the "Preferred Holder" and, collectively with the UDR Unit Holders, the "Holders").

                                    RECITALS

         WHEREAS, pursuant to that certain Partnership Interest Purchase and Exchange Agreement, dated September 9, 1998 (the "Exchange Agreement"), among the Company Operating Partnership, AACLP, Schnitzer, AACOP and AACM, concurrently herewith the Unit Holders are receiving common units of limited partnership interest in the Company Operating Partnership (the "UDR Units"), which UDR Units may be redeemed by the holders thereof for cash or, at the election of the Company, exchanged for shares of common stock of the Company, $1 par value ("Common Stock");

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated September 9, 1998 (the "Merger Agreement"), between the Company and AAC concurrently herewith the Preferred Holder is receiving shares of the Company's Series D Cumulative Convertible Preferred Stock (the "Preferred Shares"), which Preferred Shares may be converted into shares of Common Stock;

         WHEREAS, AACM proposes to contribute to AAC III certain of the UDR Units that it will receive pursuant to the Exchange, which contribution has been consented to by the Company and the Company Operating Partnership provided AAC III joins in this Agreement as a party hereto; and

         WHEREAS, it is a condition precedent to the obligation of the Holders to consummate the transactions described in the Exchange Agreement and the Merger Agreement that the Company provide the Holders with the registration rights set forth in Article IV.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         As used in this Agreement, in addition to the other terms defined herein the following capitalized defined terms shall have the following meanings:

         "AAC Affiliate" shall mean any Person who was an "affiliate" of AAC (within the meaning of paragraph (c) of Rule 145) at the time the Merger was submitted for the vote or consent of the security holders of AAC.

         "AACLP" shall mean American Apartment Communities II, L.P., a Delaware limited partnership.

         "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

         "Average Market Capitalization" on or as of any date shall mean the Company's average common equity market capitalization for the ten consecutive Trading Days prior to but not including such date. The number of shares of Common Stock into which the Preferred Shares outstanding at the determination date are convertible shall be taken into account in any determination of Average Market Capitalization; otherwise, Average Market Capitalization shall not be determined on a Fully-Diluted Basis.

         "Beneficial Ownership" shall be determined in accordance with Rule 13d-3 of the SEC under the Exchange Act. "Beneficially Own" shall have a correlative meaning.

         "Board" shall mean the Board of Directors of the Company.

         "Change of Control" shall mean (i) the merger or consolidation of the Company with any other real estate investment trust, corporation or other business entity, in which the Company is not the survivor (without respect to the legal structure of the transaction), (ii) the transfer or sale of all or substantially all of the assets of the Company other than to an Affiliate or subsidiary of the Company, (iii) the liquidation of the Company, (iv) the acquisition by any person or by a group of persons acting in concert, of more than 50% of the outstanding voting securities of the Company, which results in the resignation or addition of 50% or more members of the Board or the resignation or addition of 50% or more independent members of the Board, or (v) cessation for any reason of those directors of the Company who were elected at the annual meeting of shareholders of the Company immediately preceding the determination date (together with any new directors elected after such annual meeting whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors who were either elected at such annual meeting or whose election or nomination for election was previously so approved) to constitute a majority of the Board in office on the determination date.

         "Control" shall mean with respect to any Person the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.
"Controlled" shall have a correlative meaning.

         "Conversion Shares" shall mean any shares of Common Stock into which Preferred Shares are convertible or which may be issued in exchange for UDR Units upon redemption of such UDR Units.

         "Exchange" shall mean the exchange of units of limited partnership in AACLP for cash and UDR units contemplated by the Exchange Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Family Member" shall mean any of the following who is at least 18 years of age: a spouse, a child (natural or adopted), a spouse of any child, a sibling or a lineal descendant of any of the foregoing, or a trust for the benefit of any of the foregoing, without regard to the age of the beneficiary or beneficiaries, provided such trust will not terminate in respect of any of the foregoing who is a beneficiary until such beneficiary attains 18 years of age.

         "First-Tier Transferee" shall mean any Permitted Preferred Share Transferee (as defined in Section 3.1(c)), any security holder of the Preferred Holder to whom Preferred Shares are distributed and any security holder of a UDR Unit Holder or Family Member of such security holder to whom UDR Units are distributed.

         "Fully-Diluted Basis" as a qualifier of any determination to be made pursuant to this Agreement shall mean that number of shares of Common Stock then outstanding, plus the number of shares of Common Stock issuable upon conversion or exchange of other securities which are then convertible into or exchangeable for Common Stock, plus the number of votes which may be cast by holders of other securities of the Company then outstanding that are entitled to vote with the holders of the Common Stock as a single voting group shall be taken into account in making such determination.

         "Group" shall mean a "group," as such term is used in Section 13(d)(3) of the Exchange Act, identified in a Schedule 13D filed or proposed to be filed with respect to the Company.

         "Merger" shall mean the merger of AAC with and into the Company contemplated by the Merger Agreement.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NYSE" shall mean the New York Stock Exchange.

         "Partnership Agreement" shall mean the agreement of limited partnership, as amended, of the Company Operating Partnership.

          "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented from time to time, and any documents incorporated by reference therein.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:
(i) all SEC, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Conversion Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD;
(iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Conversion Shares on any securities exchange or exchanges pursuant to Section 4.1(d) hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Conversion Shares by any Holder or Transaction Party Affiliate, the fees and disbursements of counsel representing any Holder or Transaction Party Affiliate, and transfer taxes, if any, relating to the sale or disposition of Conversion Shares by any Holder or Transaction Party Affiliate, all of which shall be borne by such Holder or Transaction Party Affiliate in all cases.

         "Registration Statement" shall mean any registration statement of the Company that covers the issuance of any Conversion Shares and/or the reoffering thereof by a Transaction Party Affiliate on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "Rule 144" shall mean Rule 144 under the Securities Act.

         "Rule 145" shall mean Rule 145 under the Securities Act.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities" shall mean the Preferred Shares and the UDR Units collectively or, as the context may indicate, either the Preferred Shares or the UDR Units, and shall include any Conversion Shares or other securities of the Company issued or issuable upon conversion or exchange thereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Trading Day" for purposes of any computation pursuant to this Agreement in which the market value of any security of the Company is taken into account, shall mean any day on which such security is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

         "Transaction Party Affiliate" shall mean any AAC Affiliate or any Holder or First-Tier Transferee who becomes a UDR Affiliate as a result of the Merger or the Exchange and shall include any pledgee for whom a Registration Statement is filed pursuant to Section 4.1(a)(iv) or (v).

         "UDR Affiliate" shall mean any Person who is an "affiliate" of the Company within the meaning of paragraph (a)(1) of Rule 144.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         In order to assure the Company's compliance with applicable securities laws, each Holder represents and warrants to the Company as of the date of this Agreement, as follows:

                  (a) Such Holder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

                  (b) Such Holder is aware that the Securities have not been registered under the Securities Act.

                  (c) The Securities are being acquired for such Holder's own account without any intention to distribute or resell the Securities in violation of the Securities Act or any applicable state securities or "blue sky" law.

                  (d) Such Holder has received and thoroughly read and evaluated the information concerning the Company and the Company Operating Partnership provided to such Holder by the Company, through the management of AAC, in connection with the Merger and the Exchange, and has been given the opportunity to ask questions of, and receive answers from, the Company and its authorized representatives concerning the terms and conditions of the Merger and the Exchange and to obtain such additional information from the Company and its authorized representatives as such Holder has considered appropriate. Such Holder has assumed the accuracy and completeness of all such information and that such information did not omit to state a material fact necessary to make such information not misleading in light of the circumstances.

                  (e) Such Holder has sought such accounting, legal and tax advice as such Holder has considered necessary to make an informed investment decision.

                  (f) Such Holder is experienced in investment and business matters (or has been advised by an investment advisor who is so experienced), and understands fully the nature of the risks involved in an investment in the Securities.

                  (g) (i) Such Holder's office address as set forth in Section
6.1 hereof is correct; (ii) such Holder is not a foreign Person for purposes of U.S. income taxation; and (iii) such Holder is not subject to backup withholding either because Holder has not been notified by the Internal Revenue Service ("IRS") that Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or because Holder has been notified by the IRS that Holder is no longer subject to backup withholding.

                  (h) All information that such Holder has provided to the Company, directly or indirectly, concerning such Holder's financial position and such Holder's knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the delivery of the Securities to such Holder, such Holder will immediately notify the Company.

                                   ARTICLE III

                                LOCK-UP AGREEMENT

                  Section 3.1

                  311(a) (i) The Preferred Holder agrees that until the second anniversary of the date of original issue of the Securities (the "Lock-up Period"), except as otherwise provided in this Agreement, the Preferred Holder will not offer, pledge, sell, contract to sell, grant any options for the sale of, seek the redemption or exchange of, transfer, distribute or otherwise dispose of, directly or indirectly (collectively "Dispose Of"), any of the Preferred Shares or Conversion Shares into which Preferred Shares have been converted.

                           (ii) Following the second anniversary of the date of original issuance of the Preferred Shares and during any 12 month period thereafter, except as otherwise provided in this Agreement, the Preferred Holder shall be entitled to Dispose Of Preferred Shares, Conversion Shares or a combination of Preferred Shares and Conversion Shares representing up to the greater of (i) 50% of the original number of Preferred Shares, or their equivalent in Conversion Shares, or a combination of Preferred Shares and Conversion Shares representing up to 50% of the original number of Preferred Shares or (ii) the number of Conversion Shares or equivalent number of Preferred Shares, or a combination thereof, equaling the number of shares of Common Stock the total closing sale price of which on the NYSE on the day before the day on which the Preferred Holder seeks to Dispose Of such Securities is not more than 5% of Average Market Capitalization on such date. For purposes of this Section 3.1(a)(ii) and Section 3.1(c), a number of Preferred Shares shall be deemed to be equivalent to the number of Conversion Shares into which it is convertible at the Conversion Price provided in the Company's Articles of Incorporation on the determination date, and a number of Conversion Shares shall be deemed to be equivalent to the number of Preferred Shares that, if converted at such Conversion Price, would equal such number of Conversion Shares.

                           (iii) The restrictions in Sections 3.1(a)(i) and 3.1(a)(ii) shall terminate upon the occurrence of any Standstill Termination Event. The restrictions in Section 3.1(a)(i) shall terminate upon any breach by the Company of its obligations under
         Article IV.

                  (b) (i) Each UDR Unit Holder agrees that during the Lock-up Period, except as otherwise provided in this Agreement, such UDR Unit Holder will not redeem any of the UDR Units.

                           (ii) After the first anniversary, and prior to the second anniversary, of the date of original issue of the Securities, the UDR Unit Holders may collectively redeem in accordance with the Partnership Agreement UDR Units having an aggregate value not exceeding $15,000,000. The ability of the UDR Unit Holders to redeem up to an aggregate of $15,000,000 pursuant to the preceding sentence shall be allocated among such UDR Unit Holders pro-rata, based upon the number of UDR Units issued to each UDR Unit Holder pursuant to the Exchange Agreement. For purposes of this Section 3.1(b)(ii), the value of the UDR Units shall be assumed to be equal to the Cash Amount (as defined in the Partnership Agreement) that the Company Operating Partnership would be obligated to pay to the UDR Unit Holders upon redemption of such UDR Units pursuant to Article VIII of the Partnership Agreement.

                           (iii) The restrictions in Sections 3.1(b)(i) and 3.1(b)(ii) shall terminate upon the occurrence of any Standstill Termination Event described in Section 5.2(b)(ii), (iii), (iv) or (v). The restrictions in Section 3.1(b)(i) shall terminate upon any breach by the Company of its obligations under Article IV. Upon any such termination pursuant to this Section 3.1(b)(iii), such UDR Unit Holders may redeem any or all UDR Units thereafter if the UDR Units are then redeemable under the terms of the Partnership Agreement. Such termination shall not affect any provision of the Partnership Agreement restricting or otherwise relating to redemption of UDR Units.

                  (c) The Preferred Holder may distribute any of its Preferred Shares and Conversion Shares to its security holders (any such security holder, a "Permitted Preferred Share Transferee") if before such distribution it shall deliver to the Company:

                  (i) an opinion of counsel reasonably acceptable to the Company that such distribution will not constitute or result in a violation of the registration requirements of the Securities Act and state "blue sky" laws,

                  (ii) agreements substantially identical in form and substance to this Agreement executed by each Permitted Preferred Share Transferee who will together with the Controlled Affiliates of such Permitted Preferred Share Transferee Beneficially Own as a result of such distribution more than 40% of the original number of Preferred Shares, or their equivalent in Conversion Shares, or a combination of Preferred Shares and Conversion Shares representing more than 40% of the original number of Preferred Shares.

Upon any such distribution, each Permitted Preferred Share Transferee shall continue to be bound by Section 3.1(a)(i), shall be entitled to all of the rights of, subject to all limitations and obligations applicable to, the Preferred Holder under Article IV, and, except as contemplated by Section 3.1(c)(ii), shall not be bound by Section 5.1 but shall be entitled to the benefits of Section 5.2.

                  (d) The Company and the Company Operating Partnership will consider any proposal by any UDR Unit Holder to distribute any of its UDR Units and Conversion Shares to its security holders and, in the case of any such security holder who is an individual, such individual's Family Members, in light of factors relevant at the time of such proposal, including but not limited to whether such proposed distribution is likely to cause the Company Operating Partnership to be a "publicly traded partnership" as defined in Section 7704 of the Internal Revenue Code of 1986, as amended, and whether all participants in such proposed distribution are "accredited investors" as defined in Rule 501(a) under the Securities Act. This Section 3.1(d) shall not be construed to require consent to any such proposal, and any such distribution, if consented to, shall be subject to all applicable provisions of the Partnership Agreement.

                  (e) Notwithstanding Sections 3.1(a)(i) and 3.1(a)(ii), the Preferred Holder may from time to time, in a transaction or transactions entered into bona fide and not for the purpose of evading any provision of this Agreement, pledge all or any of the Preferred Shares (i) to a bank or other financial institution to secure obligations for borrowed money or (ii) as margin collateral. Upon foreclosure or private sale under any such pledge, neither the pledgee nor any transferee of the pledgee shall be bound by or entitled to any benefits or rights under any provision of this Agreement (except this Section 3.1(e) and Article IV). Prior to any such pledge, foreclosure or private sale, the Company shall receive an opinion of counsel reasonably acceptable to the Company to the effect that the applicable transaction will not constitute or result in a violation of the registration requirements of the Securities Act and state "blue sky" laws.

                  (f) Notwithstanding Sections 3.1(b)(i) and 3.1(b)(ii), any UDR Unit Holder may from time to time, in a transaction or transactions entered into bona fide and not for the purpose of evading any provision of this Agreement, pledge all or any of its UDR Units (i) to a bank or other financial institution to secure obligations for borrowed money or (ii) as margin collateral, provided, however, that the pledgee shall agree that upon any foreclosure or private sale under such pledge, all such UDR Units will be sold to not more than one purchaser. Upon any such foreclosure or private sale, neither the pledgee nor any transferee of the pledgee shall be bound by or entitled to any benefits or rights under any provision of this Agreement (except this Section 3.1(f) and Article IV). Prior to any such pledge, foreclosure or private sale, the Company shall receive an opinion of counsel reasonably acceptable to the Company to the effect that the applicable transaction will not constitute or result in a violation of the registration requirements of the Securities Act and state "blue sky" laws. The provisions of Article IX of the Partnership Agreement shall apply to any such foreclosure or private sale as though the pledgee were the transferor Limited Partner, as defined in the Partnership Agreement, referred to therein and the purchaser on foreclosure or in the private sale were the assignee of such transferor Limited Partner.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

                  Section 4.1       Registration.

                  (a) Filing of Registration Statement. Subject to the conditions set forth in this Agreement, the Company shall file a Registration
Statement:

                  (i) with respect to Conversion Shares issuable upon exchange for UDR Units redeemable in accordance with Section 3.1(b)(ii), not later than 14 days after the first anniversary of the date of original issue of the Securities,

                  (ii) with respect to the Conversion Shares issuable upon conversion of the Preferred Shares, not later than 14 days after the earlier of (A) the first anniversary of the date of original issue of the Securities or (B) the occurrence of a Standstill Termination Event,

                  (iii) with respect to the Conversion Shares issuable upon exchange for UDR Units other than those, if any, with respect to which a Registration Statement has been filed (and continues to be effective) pursuant to (i) above, not later than 14 days after the earlier of (A) expiration of the Lock-up Period or (B) termination of the restrictions in
                  Section 3.1(b)(i) and 3.1(b)(ii),

                  (iv) with respect to Conversion Shares issuable on conversion of Preferred Shares pledged pursuant to Section3.1(e) other than such Conversion Shares, if any, with respect to which a Registration Statement has been filed (and continues to be effective) pursuant to (ii) above, promptly after receipt of notice from the pledgee of a foreclosure on or private sale of such Conversion Shares pursuant to such pledge, and

                  (v) with respect to Conversion Shares issuable upon exchange of UDR Units pledged pursuant to Section3.1(f) other than such Conversion Shares, if any, with respect to which a Registration Statement has been filed (and continues to be effective) pursuant to (i) above, promptly after receipt of notice from the pledgee of a foreclosure on or private sale of such Conversion Shares pursuant to such pledge, and shall cause such Registration Statement to be declared effective by the SEC as soon as practicable but in no event later than 60 days after filing. The Company agrees to use reasonable efforts to keep the Registration Statement, after its date of effectiveness, continuously effective in accordance with
Section 4.1(c). The Company will include in any Registration Statement relating to Conversion Shares issued to a Transaction Party Affiliate the disclosures necessary to enable such Transaction Party Affiliate to reoffer such Conversion Shares in compliance with the Securities Act by delivery of the Prospectus included therein, unless such use of such Registration Statement is prohibited by any rule or regulation (including staff interpretation) of the SEC, in which case the Company shall file simultaneously with such Registration Statement a separate Registration Statement relating to the reoffer of such Conversion Shares by such Transaction Party Affiliate (a "Reoffer Registration Statement"), shall cause such Reoffer Registration Statement to be declared effective by the SEC as soon as practicable but in no event later than 60 days after filing, and shall use reasonable efforts to keep such Reoffer Registration Statement, after its date of effectiveness, continuously effective in accordance with Section 4.1(c). The term "Reoffer Registration Statement" shall include any Registration Statement applicable to both the issuance of Conversion Shares and the reoffer of such Conversion Shares by a Transaction Party Affiliate. In the event that under any rule or regulation (including staff interpretation) of the SEC, a Registration Statement filed pursuant to this Section 4.1(a) may not be used to register Conversion Shares for purposes of distribution of such Conversion Shares to any Holder and/or any First-Tier Transferee, such Registration Statement shall relate to the reoffer of such Conversion Shares by such Holder and/or such First-Tier Transferee, such Registration Statement shall be deemed a Reoffer Registration Statement for purposes of this Article IV, and the Holder and /or each such First-Tier Transferee shall be deemed a Transaction Party Affiliate for such purposes. The Company shall not be deemed to be in breach of this Section 4.1(a) if the SEC refuses to accept or make effective a Reoffer Registration Statement filed pursuant to (ii) above because the Conversion Shares to which such Registration Statement relates are subject to the restrictions in Section 3.1(a)(1), provided the Company refiles such Reoffer Registration Statement promptly after such restrictions terminate and causes such Reoffer Registration Statement to be declared effective by the SEC as soon as practicable but in no event later than 60 days after refiling.

                  (b) Notification and Distribution of Materials. The
Company shall promptly notify each Transaction Party Affiliate of the effectiveness of any Reoffer Registration Statement applicable to Conversion Shares issued to such Transaction Party Affiliate or pledgee and shall furnish to such Transaction Party Affiliate such number of copies of such Reoffer Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Reoffer Registration Statement or such other documents as such Transaction Party Affiliate may reasonably request in order to facilitate the reoffer and sale of such Conversion Shares in the manner described in such Reoffer Registration Statement.

                  (c) Amendments and Supplements. The Company shall prepare and file with the SEC from time to time such amendments and supplements to each Registration Statement and Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and, in the case of a Reoffer Registration Statement, to comply with the provisions of the Securities Act with respect to the disposition of the Conversion Shares offered by the Transaction Party Affiliates for which such Reoffer Registration Statement is filed, until all Conversion Shares have been issued upon conversion of Preferred Shares and exchange of UDR Units and, in the case of such Reoffer Registration Statement, until the earlier of (a) the date on which such Transaction Party Affiliates no longer hold any Conversion Shares or (b) in the case of Transaction Party Affiliates who are AAC Affiliates, the date on which no such Transaction Party Affiliates are deemed to be engaged in a distribution by reason of paragraph (d)(3) of Rule 145, or, in the case of Transaction Party Affiliates who are UDR Affiliates and Persons who are deemed to be Transaction Party Affiliates pursuant to the last sentence of Section 4.1(a), the Conversion Shares held by such Transaction Party Affiliates or deemed Transaction Party Affiliates become eligible for sale under paragraph (k) of Rule 144 (the "Reoffer Registration Expiration Date"). Upon 20 business days' notice from a Transaction Party Affiliate, the Company shall file any supplement or post-effective amendment to a Reoffer Registration Statement with respect to such Transaction Party Affiliate's plan of distribution, such Transaction Party Affiliate's ownership interests in securities of the Company, or other matters required to be disclosed therein, that is reasonably necessary to permit the reoffer and sale of such Transaction Party Affiliate's Conversion Shares pursuant to such Reoffer Registration Statement. The Company shall cause the Conversion Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

                  (d) Notice of Certain Events. The Company shall promptly notify each Transaction Party Affiliate of, and confirm in writing, the filing of a Reoffer Registration Statement relating to the Conversion Shares of such Transaction Party Affiliate or any Prospectus, amendment or supplement related thereto or any post-effective amendment to such Reoffer Registration Statement and the effectiveness of such Reoffer Registration Statement and any post-effective amendment.

         At any time when a Prospectus included in a Reoffer Registration Statement is required to be delivered under the Securities Act by a Transaction Party Affiliate, the Company shall immediately notify each Transaction Party Affiliate of the happening of any event as a result of which the Prospectus included in such Reoffer Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and furnish to each applicable Transaction Party

Affiliate a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to offerees of such Transaction Party Affiliate's Conversion Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Reoffer Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

                  Section 4.2       State Securities Laws.

         Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Conversion Shares to which such Registration Statement relates (with respect to the issuance of such Conversion Shares and, if applicable, the subsequent resale thereof) under the securities or "blue sky" laws of such states as any Transaction Party Affiliate offering such Conversion Shares may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its best efforts to keep such filings effective until the earlier of (a) the Reoffer Registration Expiration Date or (b) in the case of a particular state, such Transaction Party Affiliate has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing.

                  Section 4.3       Expenses.

         The Company shall bear all Registration Expenses incurred in connection with the registration of the Conversion Shares pursuant to this Agreement.

                  Section 4.4       Indemnification by the Company.

         The Company agrees to indemnify each Transaction Party Affiliate and its officers, directors, employees, agents, representatives and Transaction Party Affiliates, and each person or entity, if any, that controls such Transaction Party Affiliate within the meaning of the Securities Act, and each other person or entity, if any, subject to liability under the Securities Act because of his, her or its connection with a Transaction Party Affiliate (each, an "Indemnitee"), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any Reoffer Registration Statement or the related Prospectus relating to Conversion Shares offered by such Transaction Party Affiliate, or upon any untrue or alleged untrue statement of material fact contained in such Reoffer Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of such Conversion Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Transaction Party Affiliate or its plan of distribution that was furnished to the Company for use in connection with such Reoffer Registration Statement or related Prospectus by such Transaction Party Affiliate or (ii) such Transaction Party Affiliate's failure to send or give a copy of the final, amended or supplemented Prospectus furnished to such Transaction Party Affiliate by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final, amended or supplemented Prospectus.

                  Section 4.5       Agreements of Transaction Party Affiliates.

         The Company shall have no obligation or liability to any Transaction Party Affiliate under this Article IV unless such Transaction Party Affiliate shall have entered into a written agreement with the Company or shall otherwise be obligated to the Company (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution with respect to its Conversion Shares, its ownership of Company securities and other matters in connection with the preparation of a Reoffer Registration Statement with respect to such Conversion Shares as the Company may reasonably request,
(b) to deliver or cause delivery of the Prospectus contained in such Reoffer Registration Statement to any purchaser of the shares covered by such Registration Statement from such Transaction Party Affiliate, (c) to indemnify the Company, its officers, directors, employees, agents, representatives and Transaction Party Affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability under the Securities Act because of this connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in such Reoffer Registration Statement or the related Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Transaction Party Affiliate that was furnished to the Company in writing by such Transaction Party Affiliate specifically for use therein, unless such statement or omission was corrected in writing to the Company not less than three (3) business days prior to the date of the final Prospectus (as supplemented or amended, as the case may be) or (ii) the failure of such Transaction Party Affiliate, through no fault of the Company, to deliver or cause to be delivered the Prospectus contained in such Reoffer Registration Statement (as amended or supplemented if applicable) furnished by the Company to such Transaction Party Affiliate to any purchaser from such Transaction Party Affiliate of the Conversion Shares to which such Reoffer Registration Statement relates, (d) if requested by the Company in the case of a Company-initiated non-underwritten offering, or if requested by the managing underwriter in a Company-initiated underwritten offering, not to effect any public sale or distribution of any Conversion Shares, including a sale pursuant to Rule 144, during the period of 60 days beginning 15 days prior to the proposed offering date specified in such request; provided, however, that the aggregate of all periods of restrictions on resale imposed on any Transaction Party Affiliate as a result of requests under this Section 4.5(d) and of deferral or suspension of the Company's obligation to cause a Registration Statement for the Conversion Shares of such Transaction Party Affiliate or to amend or supplement such a Registration Statement pursuant to Section 4.6(b) shall not exceed 90 days during any 12 month period, (e) following the effectiveness of any Reoffer Registration Statement relating to Conversion Shares of such Transaction Party Affiliate, not to effect any sales of such Conversion Shares pursuant to such Reoffer Registration Statement at any time after such Transaction Party Affiliate has received notice from the Company to suspend sales as a result of the occurrence or existence of any event referred to in Section 4.6(b) or so that the Company may correct or update such Reoffer Registration Statement, provided that such Transaction Party Affiliate may recommence effecting sales of such Conversion Shares pursuant to such Reoffer Registration Statement following further notice to such effect from the Company, which notice shall be given by the Company not later than five business days after the cessation of any such event, and (f) incorporating the provisions of Section 4.7.

                  Section 4.6 Suspension of Registration Requirement:
Restriction on Sale.

                  (a) The Company shall promptly notify each Transaction Party Affiliate, and confirm such notice in writing, of (i) the Company's receipt of any notification with respect to the suspension of the qualification of such Transaction Party Affiliate's Conversion Shares for offer or sale in any jurisdiction or the initiation of any proceedings for that purpose and (ii) the issuance by the SEC of any stop order suspending the effectiveness of a Reoffer Registration Statement with respect to such Transaction Party Affiliate's Conversion Shares or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such Reoffer Registration Statement or the qualification of such Conversion Shares at the earliest possible moment.

                  (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company may defer its obligation to cause a Registration Statement to become effective or to amend or supplement a Registration Statement for a period of not more than 60 days in the event of (i) an underwritten primary offering by the Company if the Company is advised by the managing underwriter of such offering that the sale of Conversion Shares under such Registration Statement would impair the pricing or commercial practicality of such offering, or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in such Registration Statement, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements and that would in each case make it impractical or inadvisable to cause such Registration Statement to become effective or to amend or supplement such Registration Statement; provided, however, that the Company shall not defer or suspend its obligation under this Agreement to cause a Registration Statement to become effective or to amend or supplement a Registration Statement pursuant to this Section 4.6(b) for an aggregate period of more than 90 days during any 12 month period. The Company shall notify each Holder of the existence and, in the case of an event referred to in clause (i) of this Section 4.6 (b), the nature of any such event.

                  Section 4.7       Contribution.

         If the indemnification provided for in Sections 4.4 and 4.5(c) is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 4.7 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 4.4 or 4.5(c) had been available under the circumstances.

         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         Notwithstanding the provision of this Section 4.7, no Transaction Party Affiliate shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of such Transaction Party Affiliate's Conversion Shares exceeds the amount of any damages that such Transaction Party Affiliate has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

                  Section 4.8       No Other Obligation to Register.

         Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Conversion Shares under the Securities Act.

                  Section 4.9       Exchange Act Compliance.

         The Company shall maintain registration of the Common Stock under the Exchange Act and shall timely file all reports required to be filed thereunder so that the current public information requirements of paragraph (c) of Rule 144 shall continuously be complied with.

                  Section 4.10      Breach of Agreement

         No act or omission to act of the Company in contravention of this
Article IV shall be deemed a breach of the Company's obligations hereunder if
(a) such act or omission is cured within 30 days of receipt of written notice from any Holder or First-Tier Transferee or (b) in the case of any such act or omission that cannot be cured within such 30-day period, the Company actively and diligently attempts to cure such act or omission during such 30-day period and such act or omission is cured within 30 days thereafter; provided, however, that this Section 4.10 shall not apply to any failure to file a Registration Statement within the time limits specified in Sections 4.1(a)(i), (ii) and
(iii).



                                    ARTICLE V

                              STANDSTILL AGREEMENT

                  Section 5.1       Standstill.

                  (a) Each UDR Unit Holder hereby agrees that until the fifth anniversary of the date of this Agreement, such UDR Unit Holder will not directly or indirectly:

                  (i) sell or transfer any Securities to any Person, except (A) as a participant in a merger, consolidation or other business combination approved by the Board or (B) in a transaction on the NYSE or other market in which such Securities are traded, in which the identity of the buyer or transferee is not known by the seller or transferor in advance of the transaction, if such sale or transfer would result in Beneficial Ownership by the purchaser or transferee, or any Group of which, to the actual knowledge of such UDR Unit Holder, the purchaser or transferee is a member, of more than 9.8% of the number of shares of Common Stock outstanding at the time of such sale or transfer, determined on a Fully-Diluted Basis;

                  (ii) purchase or acquire Securities or shares of Common Stock if such purchase or acquisition would result in Beneficial Ownership by all UDR Unit Holders, including any Group of which, to the actual knowledge of such UDR Unit Holder, any UDR Unit Holder is a member, of more than 9.8% of the number of shares of Common Stock outstanding at the time of such purchase or acquisition, determined on a Fully-Diluted Basis;

                  (iii) solicit, propose or effect any business combination, liquidation or sale of the Company or similar extraordinary transaction in which the Company would not be the survivor;

                  (iv) seek representation on the Company's Board (except as provided in the Exchange Agreement);

                  (v) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause
                  (iv) of Rule 14a-1(l)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1)); or

                  (vi) contest the validity or enforceability of this Section 5.1, except as a consequence of establishing the occurrence of any of the events specified in Sections 5.2(b)(ii), (iii),
                  (iv) or (v).

                  (b) The Preferred Holder hereby agrees that until the fifth anniversary of the date of this Agreement, the Preferred Holder will not directly or indirectly:

                  (i) sell or transfer any Securities to any Person, except (A) as a participant in a merger, consolidation or other business combination approved by the Board or (B) in a transaction on the NYSE or other market in which such Securities are traded, in which the identity of the buyer or transferee is not known by the seller or transferor in advance of the transaction, if such sale or transfer would result in Beneficial Ownership by the purchaser or transferee, or any Group of which, to the actual knowledge of the Preferred Holder, the purchaser or transferee is a member, of more than 9.8% of the number of shares of Common Stock outstanding at the time of such sale or transfer, determined on a Fully-Diluted Basis;

                  (ii) purchase or acquire Securities or shares of Common Stock if such purchase or acquisition would result in Beneficial Ownership by the Preferred Holder and its Controlled Affiliates in the aggregate of more than 15% of the number of shares of Common Stock outstanding at the time of such purchase or acquisition, determined on a Fully-Diluted Basis;

                  (iii) solicit, propose or effect any business combination, liquidation or sale of the Company or similar extraordinary transaction in which the Company would not be the survivor;

                  (iv) seek representation on the Company's Board (except as provided in the Merger Agreement);

                  (v) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause
                  (iv) of Rule 14a-1(l)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1)); or

                  (vi) contest the validity or enforceability of this Section 5.1, except as a consequence of establishing the occurrence of any Standstill Termination Event defined in Section 5.2(b).

                  Section 5.2       Termination of Certain Restrictions.

                  (a) The restrictions in Section 5.1(a) shall terminate upon the occurrence of any of the events specified in Sections 5.2(b)(ii), (iii),
(iv) or (v).

                  (b) The restrictions in Section 5.1(b) shall terminate upon any of the following (each a "Standstill Termination Event"):

                  (i) a quarterly distribution on the Preferred Shares is in arrears for any quarter for a period exceeding five days,

                  (ii)     the occurrence of a Change of Control,

                  (iii) the authorization by the Board (with the director or directors nominated and serving pursuant to Section 5.9 of the Merger Agreement, if any, voting against) of the direct or indirect solicitation of offers with respect to any merger, consolidation, other business combination, liquidation or sale of the Company or all or substantially all of its assets or any other similar extraordinary transaction (any of the foregoing, other than any transaction in which the Company is the surviving and acquiring entity and in which (A) the only other parties to the transaction are subsidiaries or Controlled Affiliates of the Company or (B) the business or assets acquired do not, or would not reasonably be expected to, have a value greater than 50% of the assets of the Company and its subsidiaries, consolidated, prior to such transaction, a "Covered Transaction"), it being understood that mere direction by the Board that the officers of the Company or a committee of the Board review and report on a proposal originated by any officer or director of the Company or by a third party that might result in a solicitation of offers shall not, without more, be deemed a "solicitation of offers," provided the director or directors nominated and serving pursuant to Section 5.9 of the Merger Agreement, if any, receive notice of and have the opportunity to participate in any meeting of the Board at which such a direction is made or the report of the officers of the Company or such committee of the Board is presented,

                  (iv) the written submission by any person or Group other than the Preferred Holder of a proposal to the Company (including the Board and any agent, representative or Affiliate of the Company) with respect to, or otherwise expressing interest in pursuing, a Covered Transaction, unless, as soon as practicable after receipt of any such proposal, the Board determines that such proposal is not in the best interests of the Company and its shareholders and continues to reject such proposal as a result of such determination,

                  (v) in connection with any actual or proposed Covered Transaction, the termination of any shareholder rights plan or amendment of the articles of incorporation or bylaws of the Company to delete staggered terms of directors, supermajority voting of the Company's shareholders, "excess share" provisions, or other similar provisions which would reasonably be expected to impede the consummation of such Covered Transaction,

                  (vi) any breach of Section 5.9 of the Merger Agreement,

                  (vii) the initiation by the Company or any of its Affiliates of any action, suit or other legal proceeding against the Preferred Holder, any of its Affiliates or any of their respective officers or directors with respect to any matter unrelated to the express terms of this Agreement and the related documents and the transactions contemplated thereby, unless such action, suit or legal proceeding is authorized by the Board at a meeting of which the director or directors nominated and serving pursuant to Section 5.9 of the Merger Agreement, if any, receive notice and in which they have the opportunity to participate, provided that if there shall be a final judgment on the merits in favor of the Preferred Holder or such Affiliate in any such action, suit or legal proceeding that is so authorized by the Board, a Standstill Termination Event shall exist even though such judgment may be subject to further appeal,

                  (viii) the distribution by the Preferred Holder of all of its Preferred Shares and Conversion Shares pursuant to Section 3.1(c), provided that such Standstill Termination Event shall not affect any agreement entered into by a Permitted Preferred Share Transferee pursuant to Section 3.1(c)(ii), and

                  (ix) the date on which the Preferred Holder ceases (otherwise than as a result of a distribution of Preferred Shares and Conversion Shares pursuant to Section 3.1(c)) to be the Beneficial Owner of Securities having an aggregate market value of more than 5% of Average Market Capitalization. For purposes of this Section 5.2(b) (ix), the "market value" of Conversion Shares shall be determined by reference to the closing sale price of the Common Stock on the day preceding the determination date, and the "market value" of Preferred Shares shall be the Series D Redemption Price of the Preferred Shares provided in the Company's Articles of Incorporation on the determination date.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 6.1       Notices.

         All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice), and further provided that in case of directions to amend the Registration Statement pursuant to
Article IV, the Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

                     (a) if to the Company, to

                           UNITED DOMINION REALTY TRUST, INC.
                           10 South Sixth Street
                           Richmond, VA 23219-3802
                           Attn: John P. McCann, President
                           Fax: (804) 343-1912

                           with a copy to:

                           UNITED DOMINION REALTY TRUST, INC.
                           10 South Sixth Street
                           Richmond, VA 23219-3802
                           Attn: Katheryn E. Surface, Senior Vice President
                                 and General Counsel
                           Fax: (804) 788-4607

                           and

                           HUNTON & WILLIAMS
                           951 East Byrd Street
                           Richmond, VA 23219-4074
                           Attn: James W. Featherstone, III
                           Fax: (804) 788-8212

                  (b) if to AAC, to

                           AMERICAN APARTMENT COMMUNITIES II, INC.
                           615 Front Street
                           San Francisco, CA  94111
                           Attn:  James D. Klingbeil, Chief Executive Officer
                           Fax:  (415) 362-5805

                           with copies to:

                           AMERICAN APARTMENT COMMUNITIES II, INC.
                           21 West Broad Street, 11th Floor
                           Columbus, OH  43215
                           Attn:  George R. Nickerson, Esq., General Counsel
                           Fax:  (614) 220-8912

                           and

                           GIBSON, DUNN & CRUTCHER LLP
                           333 South Grand Avenue
                           Los Angeles, CA  90071
                           Attn:  Kenneth M. Doran, Esq.
                           Fax:  (213) 229-7520

                  (c) if to the Preferred Holder, to:

                           LF STRATEGIC REALTY INVESTORS, L.P.
                           30 Rockefeller Plaza
                           New York, NY  10020
                           Attn:  Robert P. Freeman, Managing Director
                           Fax:  (212) 332-5980

                           with a copy to:
                           Lazard Freres Real Estate Investors, LLC
                           30 Rockefeller Plaza
                           New York, NY  10020
                           Attn: Marjorie L. Reifenberg, Vice President & General Counsel
                           Fax:  (212) 332-5980

                  (d) if to Schnitzer, to

                           SCHNITZER INVESTMENT CORP.
                           Schnitzer Investment Corp.
                           3200 NW Yeon
                           Portland, OR  97210-1524
                           Attn:  Kenneth M. Novack, President & Chief
                                  Executive Officer
                           Fax:  (503) 323-2793

                  (e) if to AACOP, to

                           AMERICAN APARTMENT COMMUNITIES OPERATING
                           PARTNERSHIP, L.P.
                           21 West Broad Street, 11th Floor
                           Columbus, OH  43215
                           Attn:  George R. Nickerson, Esq., General Counsel
                           Fax:  (614) 220-8912

                           with a copy to:

                           GIBSON, DUNN & CRUTCHER LLP
                           333 South Grand Avenue
                           Los Angeles, CA  90071
                           Attn:  Kenneth M. Doran, Esq.
                           Fax:  (213) 229-7520

                  (f) if to AACM, to

                           AAC MANAGEMENT LLC
                           21 West Broad Street, 11th Floor
                           Columbus, OH  43215
                           Attn:  George R. Nickerson, Esq., General Counsel
                           Fax:  (614) 220-8912

                           with a copy to:

                           GIBSON, DUNN & CRUTCHER LLP
                           333 South Grand Avenue
                           Los Angeles, CA  90071
                           Attn:  Kenneth M. Doran, Esq.
                           Fax:  (213) 229-7520

                  (g) if to AAC III, to

                           AMERICAN APARTMENT COMMUNITIES III, L.P.
                           21 West Broad Street, 11th Floor
                           Columbus, OH  43215
                           Attn:  George R. Nickerson, Esq., General Counsel
                           Fax:  (614) 220-8912
                           with a copy to:

                           GIBSON, DUNN & CRUTCHER LLP
                           333 South Grand Avenue
                           Los Angeles, CA  90071
                           Attn:  Kenneth M. Doran, Esq.
                           Fax:  (213) 229-7520

In addition to the manner of notice permitted above, notices given pursuant to Sections 4.1, 4.6 and 4.7 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

                  Section 6.2       Successors and Assigns.

         Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, this Agreement may not be assigned by any Holder and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder. A purchaser or transferee of any Securities shall not solely by reason of such purchase or transfer be deemed a successor or assign of the seller or transferor, and no Person who purchases Securities from any Holder, Transaction Party Affiliate or First-Tier Transferee in a transaction complying with the applicable provisions of Rule 144 or Rule 145 or in a transaction effected after a Registration Statement with respect to such Securities has become effective shall be bound by any provision of this Agreement.

                  Section 6.3       Counterparts.

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 6.4       Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of such State.

                  Section 6.5       Severability.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and unenforceable of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  Section 6.6       Entire Agreement; Amendment; Waiver.

         This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. No amendment or waiver of any provision hereof shall be effective unless in writing signed by each party against whom enforcement of such amendment or waiver is sought. No waiver of any provision of this Agreement or a breach of any such provision shall be construed as a waiver of any other provision hereof or a breach of such provision or a subsequent breach of the same or any other provision.

                  Section 6.7       Interpretation; Absence of Presumption.

         For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein" and "herewith", and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to the Articles and Sections of this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                               UNITED DOMINION REALTY TRUST, INC.


                               By:
                               Name:
                               Title:


                               UNITED DOMINION REALTY, L.P.

                               By:  United Dominion Realty Trust, Inc.,
                                    General Partner


                               By:
                               Name:
                               Title:


                               AMERICAN APARTMENT COMMUNITIES II, INC.


                               By:
                               Name:    James D. Klingbeil
                               Title:   Chief Executive Officer


                               AMERICAN APARTMENT COMMUNITIES III, L.P.

                               By American Apartment Communities III, Inc.,
                                  General Partner


                               By:
                               Name:
                               Title:

                               SCHNITZER INVESTMENT CORP.


                               By:
                               Name:
                               Title:


                               LF STRATEGIC REALTY INVESTORS, L.P.


                               By:
                               Name:
                               Title:


                               AMERICAN APARTMENT COMMUNITIES OPERATING
                               PARTNERSHIP, L.P.

                               By American Apartment Communities, Inc.,
                               General Partner


                               By:
                               Name:
                               Title:


                               AAC MANAGEMENT LLC

                               By:
                               Name:
                               Title: